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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Alliance Data Systems Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE DATA SYSTEMS CORPORATION
17655 Waterview Parkway
Dallas, Texas 75252
(972) 348-5100
NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2005
To the Stockholders of Alliance Data Systems Corporation:
      We will hold the 2005 annual meeting of our stockholders at our corporate headquarters, 17655 Waterview Parkway, Dallas, Texas 75252 on Tuesday, June 7, 2005 at 10:00 a.m. (local time), for the following purposes:

(1)	the re-election of three class II directors;

(2)	the approval and adoption of the 2005 Long Term Incentive Plan;

(3)	the approval and adoption of the Executive Annual Incentive Plan;

(4)	the approval and adoption of the Amended and Restated Employee Stock Purchase Plan; and

(5)	the transaction of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
      Stockholders of record as of April 14, 2005 are the only stockholders entitled to vote at the meeting and any adjournments or postponements thereof. You are cordially invited to attend the meeting, but whether or not you expect to attend in person, we urge you to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope, or you may also grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the proxy card. If you have previously submitted a proxy and attend the annual meeting in person, you may revoke the proxy and vote in person on all matters submitted at the annual meeting.
      Enclosed for your information is our Annual Report on Form 10-K for the year ended December 31, 2004.

By Order of the Board of Directors

Alan M. Utay
Corporate Secretary
April 29, 2005
Dallas, Texas

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL ONE: RE-ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
DIRECTORS’ COMPENSATION
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TWO: 2005 LONG TERM INCENTIVE PLAN
PROPOSAL THREE: EXECUTIVE ANNUAL INCENTIVE PLAN
PROPOSAL FOUR: AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INCORPORATION BY REFERENCE
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
EXHIBIT A
EXHIBIT B
EXHIBIT C

ALLIANCE DATA SYSTEMS CORPORATION
17655 Waterview Parkway
Dallas, Texas 75252
PROXY STATEMENT
2005 Annual Meeting of Stockholders
To Be Held On June 7, 2005
      The board of directors of Alliance Data Systems Corporation is soliciting your proxy to vote at the 2005 annual meeting of stockholders to be held on June 7, 2005 at 10:00 a.m. (local time) and any adjournments or postponements of that meeting. The meeting will be held at our corporate headquarters, 17655 Waterview Parkway, Dallas, Texas 75252.
      This proxy statement and the accompanying proxy card, notice of meeting, and annual report to our stockholders were first mailed on or about April 29, 2005 to all stockholders of record as of April 14, 2005. Our only voting securities are shares of our common stock of which there were 83,193,354 shares outstanding as of April 14, 2005. We will have a list of stockholders available for inspection for at least ten days prior to the annual meeting at our principal executive offices at 17655 Waterview Parkway, Dallas, Texas 75252 and at the annual meeting.
      We are including our annual report to our stockholders, which contains our annual report on Form 10-K for the year ended December 31, 2004, with this proxy statement.
Questions and Answers About the Proxy Process
What is the purpose of holding this meeting?
      We are holding the 2005 annual meeting of stockholders to re-elect three class II directors and to approve our 2005 Long Term Incentive Plan, our Executive Annual Incentive Plan, and our Amended and Restated Employee Stock Purchase Plan. The director nominees, currently serving as class II directors, have been recommended by our nominating/corporate governance committee to our board of directors, and our board of directors has nominated the three nominees. The board of directors also recommends approval by our stockholders of our 2005 Long Term Incentive Plan, our Executive Annual Incentive Plan and our Amended and Restated Employee Stock Purchase Plan. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.
How does the proxy process and stockholder voting operate?
      The proxy process is the means by which corporate stockholders can exercise their rights to vote for the re-election of directors and other strategic corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled stockholder meeting and describe the directors presented for re-election, the principal terms of the 2005 Long Term Incentive Plan, the Executive Annual Incentive Plan, and the Amended and Restated Employee Stock Purchase Plan, and include information required to be disclosed to stockholders. The accompanying proxy card provides stockholders with a simple means to vote without having to attend the stockholder meeting in person.
      By executing the proxy card, you authorize Edward J. Heffernan and Michael D. Kubic to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is present so corporate business can be transacted. If a quorum is not present, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our company or its stockholders.

Why did I receive these materials?
      All of our stockholders as of the close of business on April 14, 2005, the record date, are entitled to vote at our 2005 annual meeting. We are required by law to distribute these proxy materials to all our stockholders as of the record date.

What does it mean if I receive more than one set of materials?
      This means your ownership of shares is registered under different names. For example, you may own some shares directly as a “registered holder” and other shares through a broker, or you may own shares through more than one broker. In these situations you will receive multiple sets of proxy materials. It is necessary for you to attend in person or indicate your vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you received came with its own prepaid return envelope. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

How do I vote?
      You may attend the annual meeting and vote your shares in person. You may also vote by mail or you may grant your proxy to vote by telephone or through the Internet by following the instructions included on the proxy card. To use one of these alternative voting procedures, follow the instructions on each proxy card that you receive. To vote by mail, sign and date each proxy card you receive, indicating your voting preference on the proposal, and return each proxy card in the prepaid envelope that accompanied that proxy card. If you return a signed and dated proxy card but you do not indicate your voting preference, your shares, except for those shares you own in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, will be voted in favor of the director nominees but will not be treated as a vote cast for the 2005 Long Term Incentive Plan, the Executive Annual Incentive Plan or the Amended and Restated Employee Stock Purchase Plan and, therefore, will not affect the determination of whether the 2005 Long Term Incentive Plan, the Executive Annual Incentive Plan or the Amended and Restated Employee Stock Purchase Plan are approved. If you hold shares in street name, you must vote by giving instructions to your broker or nominee. Your broker or nominee may not have voting discretion as to some of the matters to be acted upon, such as the 2005 Long Term Incentive Plan, the Executive Annual Incentive Plan and the Amended and Restated Employee Stock Purchase Plan. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Therefore, please give voting instructions to your broker for all four proposals. All outstanding shares of common stock represented by your signed and dated proxy card or for which you have provided instructions by an alternative voting procedure that are received in time for the annual meeting will be voted. The instructions must be received at the proxy tabulator, EquiServe, by June 3, 2005.

Does my vote matter?
      Yes. Corporations are required to obtain stockholder approval for the election of directors, for the adoption of equity compensation plans such as the 2005 Long Term Incentive Plan and certain other important matters. Stockholder participation is not a mere formality. Each share of our common stock held on the record date is entitled to one vote, and every share voted has the same weight. It is also important that you vote to assure that a quorum is present so corporate business can be transacted.

What constitutes a quorum?
      Unless a quorum is present at the annual meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The presence at the annual meeting, in person or by proxy, of stockholders holding a majority of our issued and outstanding shares of common stock as of the record date will constitute a quorum for the transaction of business at the 2005 annual meeting. Shares that are represented at the annual meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining whether a quorum is present at the annual meeting. If you own shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your shares will not be represented at the meeting for quorum purposes and the trustee cannot vote those shares if you do not provide a proxy with explicit directions. The inspector of election appointed for the annual meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

What percentage of votes is required to re-elect directors and to approve the 2005 Long Term Incentive Plan, the Executive Annual Incentive Plan, and the Amended and Restated Employee Stock Purchase Plan?
      If a quorum is present, directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the three nominees will be re-elected if they receive more affirmative votes than any other nominees. Votes marked “For” Proposal One will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee also have no effect on the vote since a plurality of the shares cast at the annual meeting is required for the re-election of each nominee. Stockholders may not abstain from voting with respect to the re-election of directors. If a quorum is present and a majority of the votes cast, in person or by proxy, are in favor of Proposal Two, the 2005 Long Term Incentive Plan will be approved and adopted, provided that, pursuant to the rules of the New York Stock Exchange, the total votes cast on Proposal Two represent over 50% of all outstanding common stock entitled to vote on such proposal. Votes marked “For” Proposal Two will be counted in favor of adoption of the 2005 Long Term Incentive Plan. If a quorum is present and a majority of the votes cast, in person or by proxy, are in favor of Proposal Three, the Executive Annual Incentive Plan will be approved and adopted. Votes marked “For” Proposal Three will be counted in favor of adoption of the Executive Annual Incentive Plan. If a quorum is present and a majority of the votes cast, in person or by proxy, are in favor of Proposal Four, the Amended and Restated Employee Stock Purchase Plan will be approved and adopted. Votes marked “For” Proposal Four will be counted in favor of adoption of the Amended and Restated Employee Stock Purchase Plan. For purposes of the vote on Proposal Two, an abstention or broker non-vote with respect to such proposal will have the same effect as a vote against such proposal, unless holders of more than 50% of all outstanding common stock entitled to vote on such proposal cast votes, in which event abstentions and broker non-votes will not have any effect on the result of the vote. Abstentions from voting on Proposal Three or Proposal Four will not be counted as votes cast and therefore will have no effect on the outcome of such proposal, although abstentions will count towards the presence of a quorum.

What is the effect of not voting?
      The effect of not voting depends on how you own your shares. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is present, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. If you own shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirements. As described in the answer to the following question, if you do not provide your broker with voting instructions, your broker may or may not vote your shares, depending upon the proposal.

If I do not vote, will my broker vote for me?
      If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement.
      Proposal One set forth in this proxy statement is a routine matter on which brokers will be permitted to vote unvoted shares. Proposals Two, Three and Four set forth in this proxy statement are not routine matters on which brokers will be permitted to vote unvoted shares. As a result, broker non-votes will be counted only for purposes of determining a quorum with respect to Proposals Two, Three and Four and will not be treated as a vote cast. Therefore, broker non-votes will not affect the determination of whether Proposal Three or Proposal Four are approved. However, for purposes of the vote on Proposal Two, a broker non-vote will have the same effect as a vote against the proposal, unless holders of more than 50% of all outstanding common stock entitled to vote on the proposal cast votes, in which event broker non-votes will not affect the determination of whether Proposal Two is approved.

Is my vote confidential?
      It is our policy that all stockholder meeting proxies, ballots and voting records that identify the particular vote of a stockholder are confidential. The vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an inspector of election, except (1) as necessary to meet applicable legal and stock exchange listing requirements, (2) to assert claims for or defend claims against us, (3) to allow the inspector of election to certify the results of the stockholder vote, (4) in the event of a contested proxy solicitation, (5) if a stockholder has requested that their vote be disclosed, or (6) to respond to stockholders who have written comments on proxy cards.

If I own my shares through a broker, how is my vote recorded?
      Brokers typically own shares of common stock for many stockholders. In this situation the registered holder on our stock register is the broker or its nominee. This often is referred to as holding shares in “street name.” The “beneficial owners” do not appear in our stockholder register. Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform us how many of their clients are beneficial owners and we provide the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your broker, the accompanying return envelope is addressed to return your executed proxy card to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy card reflecting the aggregate votes of the beneficial owners for whom it holds shares.

Can I revoke my proxy and change my vote?
      You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to the corporate secretary; (2) by submitting another valid proxy bearing a later date; or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. If your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy.

Will any other business be transacted at the meeting? If so, how will my proxy be voted?
      We do not know of any business to be transacted at the 2005 annual meeting other than the re-election of directors and the approval of each of the 2005 Long Term Incentive Plan, the Executive Annual Incentive Plan and the Amended and Restated Employee Stock Purchase Plan as described in this proxy statement. The period specified in our bylaws for submitting proposals to be considered at the meeting has passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Who counts the votes?
      If you are a registered holder, your executed proxy card or your instructions provided by an alternative voting procedure will be returned or delivered directly to EquiServe for tabulation. As noted above, if you hold your shares through a broker or trustee, your broker or trustee returns one proxy card to EquiServe on behalf of its clients. Votes will be counted and certified by the inspector of election.

Will you use a soliciting firm to receive votes?
      We have retained The Altman Group to assist in soliciting proxies for a base retainer of $7,000, plus costs and additional fees associated with telephone solicitation, if necessary. We use our transfer agent, their agents, and brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies. We will bear the entire cost of solicitation of proxies.

What is the deadline for submitting proposals to be considered for inclusion in the proxy statement for our 2006 annual meeting?
      Stockholder proposals requested to be included in our proxy statement for our 2006 annual meeting must be in writing and received by us between December 1, 2005 and December 31, 2005, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission regarding stockholder proposals and our bylaws. A copy of our bylaws is available from our corporate secretary upon written request. Proposals should be directed to Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252.

PROPOSAL ONE: RE-ELECTION OF DIRECTORS
      Our board of directors is divided into three classes, being divided as equally as possible with each class having a term of three years. Each year the term of office of one class expires. This year, the term of class II directors, currently consisting of three directors, expires. Our nominating/corporate governance committee has recommended to our board of directors and our board of directors has nominated each of the current class II directors, Bruce K. Anderson, Roger H. Ballou, and E. Linn Draper, Jr., Ph.D., for re-election as a director, each to hold office for a term of three years until the annual meeting of stockholders in 2008 and until his respective successor is duly elected and qualified.
      Mr. Heffernan and Mr. Kubic, as proxies, will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Our board of directors has no reason to believe that any nominee will be unable to serve if elected. If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the three nominees will be re-elected if they receive more affirmative votes than any other nominees. Votes marked “For” Proposal One will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee have no effect on the vote since a plurality of the shares cast at the annual meeting is required for the re-election of each nominee. Stockholders may not abstain from voting with respect to the re-election of directors.
      The following sets forth information regarding each nominee, and the remaining directors who will continue in office after the annual meeting, including proposed committee memberships.
Class II Nominees for Re-Election to the Board of Directors
(Terms expiring in 2005; if re-elected, terms will expire in 2008)
      BRUCE K. ANDERSON has served as a director since our merger in August 1996. Since March 1979, he has been a partner and co-founder of the investment firm Welsh, Carson, Anderson & Stowe. Prior to that, he spent nine years with ADP where, as executive vice president and a member of the board of directors, he was active in corporate development and general management. Before joining ADP, Mr. Anderson spent four years in computer marketing with IBM and two years in consulting. Mr. Anderson is currently a director of Amdocs Limited and Headstrong. He holds a Bachelor’s degree from the University of Minnesota.
      Committees: Nominating/ Corporate Governance
      ROGER H. BALLOU has served as a director since February 2001. Mr. Ballou is the chief executive officer and a director of CDI Corporation, a public company engaged in providing staffing and outsourcing services, since October 2001. He was a self-employed consultant from October 2000 to October 2001. Before that time, Mr. Ballou had served as chairman and chief executive officer of Global Vacation Group, Inc. from April 1998 to September 2000. Prior to that, he was a senior advisor for Thayer Capital Partners from September 1997 to April 1998. From April 1995 to August 1997, he served as vice chairman and chief marketing officer, then as president and chief operating officer, of Alamo Rent-a-Car, Inc. Mr. Ballou holds a Bachelor’s degree from the Wharton School of the University of Pennsylvania and an MBA from the Tuck School of Business at Dartmouth.
      Committees: Audit, Nominating/ Corporate Governance (Chair) and Executive
      E. LINN DRAPER, JR., Ph.D. has served in an executive and directoral capacity for a number of companies since 1980. Dr. Draper was chairman of the board of American Electric Power for 11 years until his retirement from AEP in 2004, and served as president and chief executive officer of AEP from 1993 to 2003. He was the president of the Ohio Valley Electric Corporation from 1992 until 2004, and was the chairman, president and chief executive officer of Gulf States Utilities from 1987 to 1992. Dr. Draper is a director of Sprint Corporation, Alpha Natural Resources, LLC, NorthWestern Corporation and Temple-Inland. Dr. Draper also serves on the Cornell

University Council Board and the University of Texas Engineering Foundation Council. He holds two Bachelor’s degrees from Rice University and a Doctorate from Cornell University.
      Committees: Compensation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE THREE NOMINEES.
Continuing Directors
Class I Directors
(Term expiring in 2007)
      LAWRENCE M. BENVENISTE, Ph.D. has served as the Dean of the Carlson School of Management at the University of Minnesota since January 2001. Prior to January 2001, he was an associate dean, the chair of the finance department, and a professor of finance at the Carlson School of Management. He previously served on the faculties of Boston College, Northwestern University, the University of Pennsylvania, the University of Rochester and the University of Southern California. Dr. Benveniste is currently a director of Rimage Corporation. Dr. Benveniste holds a Bachelor’s degree from the University of California at Irvine and a Ph.D. in Mathematics from the University of California at Berkeley.
      Committees: Compensation
      D. KEITH COBB has served as a business consultant and strategic advisor for a number of companies since 1996. Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Atlanta, Miami Branch in 2002. He spent 32 years as a practicing certified public accountant for KPMG, LLP, including as the National Managing Partner—Financial Services and as a senior member of the firm’s management committee. Mr. Cobb was vice chairman and chief executive officer of Alamo Rent-a-Car, Inc. from 1995 until its sale in 1996. Mr. Cobb is currently a director of BankAtlantic Bancorp, Inc., BFC Financial Corp., RHR International, Inc., United Way of Broward Co., and the Wayne Huizenga Graduate School of Business and Entrepreneurship at Nova Southeastern University. Mr. Cobb holds a Bachelor’s degree from the University of Southern Mississippi.
      Committees: Audit and Nominating/ Corporate Governance
      KENNETH R. JENSEN became a director in February 2001. Mr. Jensen has been executive vice president, chief financial officer, treasurer, assistant secretary and a director of Fiserv, Inc., a public company engaged in data processing outsourcing, since July 1984. He was named senior executive vice president of Fiserv in 1986. Mr. Jensen holds a Bachelor’s degree from Princeton University in Economics, an MBA from the University of Chicago in Accounting, Economics and Finance and a Ph.D. from the University of Chicago in Accounting, Economics and Finance.
      Committees: Audit (Chair) and Executive
Class III Directors
(Terms expiring in 2006)
      ROBERT A. MINICUCCI has served as a director since our merger in August 1996. Mr. Minicucci is a partner with Welsh Carson, joining the firm in August 1993. Before joining Welsh Carson, he served as senior vice president and chief financial officer of First Data Corporation from December 1991 to August 1993. Prior to joining First Data Corporation, Mr. Minicucci was treasurer and senior vice president of American Express Company. Mr. Minicucci is currently a director of Amdocs Limited and the chief financial officer of Amdocs Holdings Inc. He is currently a director of BancTec Inc., Attachmate Corp., Global Knowledge Network, Headstrong, and Ruesch International. Mr. Minicucci holds a Bachelor’s degree from Amherst College and an MBA from Harvard Business School.
      Committees: Compensation (Chair) and Executive

      J. MICHAEL PARKS, chairman of the board of directors, chief executive officer and president, joined us in March 1997. Before joining us, Mr. Parks was president of First Data Resources, the credit card processing and billing division of First Data Corporation, from December 1993 to July 1994. Mr. Parks joined First Data Corporation in July 1976 where he gained increased responsibility for sales, service, operations and profit and loss management during his 18 years of service. Mr. Parks holds a Bachelor’s degree from the University of Kansas.
      Committees: Executive
CORPORATE GOVERNANCE
Board of Directors and Committees
      We are managed under the direction of our board of directors. Under a stockholders agreement, the size of our board is set at nine. We currently have eight directors, including seven non-employee directors. Assuming the stockholders approve Proposal One: The Re-Election of Directors, we will continue to have eight directors, including seven non-employee directors. Our board of directors is divided into three classes of directors, and each class serves a three year term. Our board of directors presently has four committees, consisting of the audit committee, the compensation committee, the nominating/corporate governance committee and the executive committee. The charters for the committees, as well as our corporate governance guidelines and our Codes of Ethics for our Senior Financial Executives, CEO and Directors, are posted on our web site at http://www.alliancedatasystems.com. These documents are available free of charge to any stockholder upon request.
      During 2004, the board of directors met six times (excluding committee meetings). Each of our directors attended at least 90% of the aggregate number of meetings of the board of directors and the committees on which they served.
Audit Committee
      The audit committee currently consists of Kenneth R. Jensen, Roger H. Ballou and D. Keith Cobb. Assuming the stockholders approve Proposal One: The Re-Election of Directors, the audit committee will continue to consist of Kenneth R. Jensen, Roger H. Ballou and D. Keith Cobb and Mr. Jensen will serve as chairman of the audit committee. The primary function of the audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent accountant’s qualifications and independence, and (4) the performance of our internal audit department and the independent accountant. In addition, the audit committee has sole responsibility to (1) prepare the audit committee report required by the SEC for inclusion in our annual proxy statement, (2) appoint, retain, compensate, evaluate and terminate our independent accountant, and (3) approve audit and permissible non-audit services to be performed by our independent accountant. The audit committee adopted and will periodically review the written charter that specifies the scope of the audit committee’s responsibilities.
      The audit committee includes at least three independent members of our board of directors as such independence is defined by applicable requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, and rules and regulations of the SEC. As determined by our board of directors, each member of the audit committee is financially literate and at least one member is an audit committee financial expert as defined by the SEC, with accounting or related financial management expertise as required by the New York Stock Exchange. Mr. Jensen is an audit committee financial expert, as defined by the SEC, because he has an understanding of generally accepted accounting principles (GAAP) and financial statements. Mr. Jensen has the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves. He has experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities. Mr. Jensen has an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions. He acquired these attributes through education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions. He has also had experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.
      Our audit committee members do not simultaneously serve on the audit committees of more than two other public companies. The audit committee held 13 meetings during 2004.
Compensation Committee
      The compensation committee currently consists of Roger H. Ballou and Lawrence M. Benveniste. Assuming the stockholders approve Proposal One: The Re-Election of Directors, the compensation committee will consist of Lawrence M. Benveniste, E. Linn Draper, Jr. and Robert A. Minicucci and Mr. Minicucci will serve as chairman of the compensation committee. The compensation committee reviews management compensation levels and provides recommendations to our board of directors regarding salaries and other compensation for our executive officers, including bonuses and incentive plans, and administers specific matters with respect to our equity compensation plans. The compensation committee consists of non-employee directors who are independent as defined by applicable requirements of the New York Stock Exchange, the SEC, and the Internal Revenue Service. None of the members is an executive officer of another company in which one of our executive officers holds a director position. The compensation committee held six meetings during 2004.
Nominating/ Corporate Governance Committee
      The nominating/corporate governance committee currently consists of Roger H. Ballou, D. Keith Cobb and Kenneth R. Jensen. Assuming the stockholders approve Proposal One: The Re-Election of Directors, the nominating/corporate governance committee will consist of Bruce K. Anderson, Roger H. Ballou and D. Keith Cobb and Mr. Ballou will serve as chairman of the nominating/corporate governance committee. The primary functions of the nominating/corporate governance committee are to (1) assist the board of directors by identifying individuals qualified to become board members and to recommend to the board of directors the director nominees for the next annual meeting of stockholders (or to fill vacancies), (2) recommend to the board of directors the director nominees for each committee, (3) develop and recommend to the board of directors a set of corporate governance principles applicable to us and to re-evaluate these principles on an annual basis, and (4) lead the board of directors in its annual review of the board’s performance and the Corporate Governance Guidelines. The nominating/corporate governance committee develops criteria for the selection of directors, including procedures for reviewing potential nominees proposed by stockholders. The nominating/corporate governance committee reviews with the board of directors the desired experience, mix of skills and other qualities to assure appropriate board of directors composition, taking into account the current directors and the specific needs of our company and the board of directors. The nominating/corporate governance committee also reviews and monitors the size and composition of the board of directors and its committees to ensure that the requisite number of directors are “independent directors,” “non-employee directors” and “outside directors” within the meaning of any rules and laws applicable to us. The members of the nominating/corporate governance committee are independent as defined by applicable requirements of the New York Stock Exchange, and rules and regulations of the SEC. The nominating/corporate governance committee held five meetings during 2005.

How does the board of directors identify candidates for nomination to the board of directors?
      The nominating/corporate governance committee identifies nominees by first evaluating the current members of our board of directors willing to continue in service. Current members of our board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective. The nominating/corporate governance committee has two primary methods, other than those proposed by our stockholders, as discussed below, for identifying new candidates for possible inclusion in our recommended slate of director nominees. First, on a periodic basis, the nominating/corporate governance committee solicits ideas for possible candidates from a number of sources—members of our board of directors, our senior level executives, individuals personally known to the members of the board of directors, and research, including database or Internet searches.
      Second, the nominating/corporate governance committee may from time to time use its authority under its charter to retain, at our expense, one or more third-party search firms to identify candidates. If the nominating/corporate governance committee retains one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the board of directors, the nominating/corporate governance committee and each candidate during the screening and evaluation process and thereafter to be available for consultation as needed by the nominating/corporate governance committee.
      In addition to the methods described above, any of our stockholders entitled to vote for the election of directors may nominate one or more persons for election to our board of directors at an annual meeting of stockholders if the stockholder complies with the nomination requirements set forth in our bylaws and the applicable rules and regulations of the SEC. Such nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to our corporate secretary not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed above, to our corporate secretary not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Each such notice must set forth (1) the name and address of the nominating stockholder, (2) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (3) the principal occupation or employment of each such nominee, (4) the number of shares of our common stock that are beneficially owned by each such nominee, (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934, as amended, (6) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected, and (7) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. Proposals should be addressed to: Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252.

How does the board of directors evaluate candidates for nomination to the board of directors?
      The nominating/corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

      Once the nominating/corporate governance committee has identified a candidate, the nominating/corporate governance committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on information provided to the nominating/corporate governance committee with the recommendation of the candidate, as well as the nominating/corporate governance committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of the board of directors and the likelihood that the candidate can satisfy the minimum and desired qualifications set forth in the Corporate Governance Guidelines, as posted on our web site at http://www.alliancedatasystems.com, as well as the applicable qualification requirements of the New York Stock Exchange and the SEC. There are no firm prerequisites to qualify as a candidate for our board of directors, but we seek a diverse group of candidates who possess the background, knowledge, experience, skill sets, and expertise that would strengthen and increase the diversity of the board of directors. We seek those individuals with time to make a significant contribution to the board of directors, to our company, and to our stockholders. Each member of our board of directors is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. Directors are expected to attend meetings of the board of directors and the board committees on which they serve and to spend the time needed to prepare for meetings. If the nominating/corporate governance committee determines, in consultation with the chairman of the board of directors and other board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the nominating/corporate governance committee.
      The nominating/corporate governance committee also considers such other relevant factors as it deems appropriate, including the current composition of the board of directors, the balance of management and independent directors and the need for audit committee expertise. In connection with this evaluation, the nominating/corporate governance committee determines whether to interview the candidate, and if warranted, one or more members of the nominating/corporate governance committee, and others as appropriate, will interview candidates in person or by telephone. After completing this evaluation and interview, and the evaluations of other candidates, the nominating/corporate governance committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board of directors, and the board of directors determines the nominees to be recommended to our stockholders after considering the recommendation and report of the nominating/corporate governance committee.
Executive Committee
      The executive committee currently consists of Roger H. Ballou, Kenneth R. Jensen, Robert A. Minicucci, and J. Michael Parks. Assuming the stockholders approve Proposal One: The Re-Election of Directors, the executive committee will continue to consist of Roger H. Ballou, Kenneth R. Jensen, Robert A. Minicucci, and J. Michael Parks. The executive committee has the authority to approve acquisitions, divestitures, capital expenditures and leases that were not included in the budget approved by the board of directors, with a total cost of up to $10 million, provided that prior notice of all acquisitions is given to the full board of directors. The executive committee held one meeting during 2004.
Executive Session
      We regularly conclude our board of directors’ meetings with executive sessions. After all non-directors leave the board of directors meeting, Mr. Parks leads the board of directors in a director-only executive session. After Mr. Parks leaves the meeting, Mr. Minicucci then leads the non-management members of the board of directors in an executive session.

Stockholder Communications
      The board of directors provides a process for stockholders to send communications to the board of directors or any individual director. Stockholders may forward communications to the board of directors or any individual director through the Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252. All communications will be compiled by the office of the Corporate Secretary and submitted to the board of directors or the individual directors on a periodic basis. Stockholders may also submit questions or comments, on an anonymous basis if desired, to the board of directors through our Ethics and Compliance Hotline at (877) 217-6218. Concerns relating to accounting, internal control over financial reporting or auditing matters will be brought to the attention of the audit committee and handled in accordance with our procedures with respect to such matters. We welcome and encourage stockholder communication with the board of directors. It is our policy that the directors who are up for election or re-election at the annual meeting attend the annual meeting, and we encourage all directors to attend the annual meeting if possible. Seven directors attended the 2004 annual meeting of stockholders, which included those nominees that were up for election or re-election at the annual meeting.
Director Independence
      We have adopted general standards for determination of director independence. For a director to be deemed independent, the board of directors must affirmatively determine that the director has no material relationship with us or our affiliates or any member of our senior management or his or her affiliates. This determination is disclosed in the proxy statement for each annual meeting of our stockholders. In making this determination, the board of directors applies the following standards:

•	A director who is an employee, or whose immediate family member is an executive officer, of our company may not be deemed independent until three years after the end of such employment relationship. Employment as an interim chairman or chief executive officer will not disqualify a director from being considered independent following that employment.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from our company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent until three years after he or she ceases to receive more than $100,000 in compensation. Compensation received by a director for former service as an interim chairman or chief executive officer and compensation received by an immediate family member for service as a non-executive employee for us will not be considered in determining independence under this test.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal auditor or independent accountant of ours may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our current executive officers serve on that company’s compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

•	A director who is an executive officer, general partner or employee, or whose immediate family member is an executive officer or general partner, of an entity that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

      For relationships not covered by the guidelines above, the determination of whether the relationship is material and, therefore, whether the director would be independent, is made by the board of directors. The board of directors annually reviews the independence of its non-employee directors. Directors have an affirmative obligation to inform the board of directors of any material changes in their circumstances or relationships that may impact their designation as “independent.”
      The board of directors undertook a review of director independence and considered transactions and relationships between each of the nominees (including their immediate family members) and directors (including their immediate family members), and us (including our subsidiaries and our senior management). As a result of this review, the board of directors affirmatively determined that, as of the record date for the 2005 annual meeting, none of Messrs. Anderson, Ballou, Benveniste, Cobb, Draper, Jensen or Minicucci has a material relationship with us and, therefore, each is independent as defined by the rules and regulations of the SEC and the listing standards of the New York Stock Exchange and Internal Revenue Service Section 162(m).
Code of Ethics
      We have adopted codes of ethics that apply to our chief executive officer, chief financial officer, financial executives and board of directors. The Alliance Data Systems Code of Ethics for Senior Financial Executives and CEO and the Code of Ethics for members of the board of directors are posted on our web site, found at http://www.alliancedatasystems.com (we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from a provision of this code of ethics, if any, by posting such information on our web site).

REPORT OF THE AUDIT COMMITTEE
      The audit committee of the board of directors assists the board of directors in fulfilling its oversight responsibilities by reviewing (1) the integrity of the company’s financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent accountant’s qualifications and independence, and (4) the performance of the company’s internal audit department. The audit committee appoints, compensates, and oversees the work of the independent accountant. The audit committee reviews with the independent accountant the plans and results of the audit engagement, approves and pre-approves professional services provided by the independent accountant, considers the range of audit and non-audit fees, and reviews the adequacy of the company’s financial reporting process. The audit committee met with the independent accountant without the presence of any of the other members of the board of directors or management and met with the full board of directors without the presence of the independent accountant to help ensure the independence of the independent accountant. The board of directors has adopted a written charter for the audit committee, posted at http://www.alliancedatasystems.com.
      The audit committee obtained from the independent accountant, Deloitte & Touche LLP, a formal written statement describing all relationships between the company and the independent accountant that might bear on the accountant’s independence. Consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, we have satisfied ourselves that the non-audit services provided by the independent accountant are compatible with maintaining the independent accountant’s independence. We reviewed with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. The lead audit partner having primary responsibility for the audit and the concurring audit partner will be rotated at least every five years. We also discussed with management, internal audit, and the independent accountant the quality and adequacy of the company’s disclosure controls and procedures. In addition, we reviewed with internal audit the risk-based audit plan, responsibilities, budget, and staffing.
      We reviewed and discussed with management, internal audit and the independent accountant the company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We discussed the classification of deficiencies under standards established by the Public Company Accounting Oversight Board (United States). Management determined and the independent accountant concluded that no identified deficiency, nor the aggregation of same, rose to the level of a material weakness based on the independent accountant’s judgment.
      The audit committee reviewed and discussed with management and the independent accountant the audited financial statements for the year ended December 31, 2004. Management has the responsibility for the preparation of the financial statements and the reporting process. The independent accountant has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Based on this review and discussions with management and the independent accountant, we recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC.
      This report has been furnished by the current members of the audit committee.
Kenneth R. Jensen, Chair
Roger H. Ballou
D. Keith Cobb

Independent Auditors
      The billed fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, during 2003 and 2004 were as follows:

	2003	2004

Audit Fees(1)	$595,650	$2,083,607
Audit-Related Fees(2)	892,660	647,356
Tax Fees(3)	670,841	430,371
Other Fees(4)	—	63,500

Total Fees	$2,159,151	$3,224,834

(1)	Consists of fees for the audits of our financial statements for the years ended December 31, 2003 and 2004, reviews of our interim quarterly financial statements, and evaluation of our compliance with Section 404 of the Sarbanes-Oxley Act.

(2)	Consists of fees for service auditors reports (SAS 70), accounting consultations, credit card receivables master trust securitizations, review and support for securities issuances as well as acquisition assistance.

(3)	Tax consultation and advice and tax return preparation.

(4)	Other fees include other control related assistance.
      Our audit committee has resolved to pre-approve all audit and permissible non-audit services to be performed for us by our independent accountant, Deloitte & Touche LLP. The audit committee pre-approved all fees noted above for 2004. Non-audit services that have received pre-approval include tax preparation, tax consultation and advice, assistance with our securitization program, review and support for securities issuances, SAS 70 reporting and acquisition assistance. The audit committee has considered whether the provision of the above services is compatible with maintaining the independent accountant’s independence. The members of our audit committee believe that the payment of the fees set forth above would not prohibit Deloitte & Touche LLP from maintaining its independence.
      A representative of Deloitte & Touche LLP is expected to be present at the 2005 annual meeting and will have an opportunity to make a statement if so desired and to answer appropriate questions from the stockholders.

Directors, Executive Officers and Other Key Employees
      The following table sets forth the name, age and positions of each of our directors, nominees for director, executive officers, business unit presidents and other key employees as of April 14, 2005:

Name	Age	Positions

J. Michael Parks	54	Chairman of the Board of Directors, Chief Executive Officer and President
Bruce K. Anderson	65	Director
Roger H. Ballou	54	Director
Lawrence M. Benveniste, Ph. D.	54	Director
D. Keith Cobb	64	Director
E. Linn Draper, Jr., Ph.D.	63	Director
Kenneth R. Jensen	61	Director
Robert A. Minicucci	52	Director
Ivan M. Szeftel	51	Executive Vice President and President, Retail Credit Services
John W. Scullion	47	Executive Vice President and President, Loyalty and Marketing Services
Edward J. Heffernan	42	Executive Vice President and Chief Financial Officer
Dwayne H. Tucker	48	Executive Vice President and President, Utility and Transaction Services
Alan M. Utay	40	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Daniel P. Finkelman	49	Executive Vice President, Corporate Development and Innovation
Robert P. Armiak	43	Senior Vice President and Treasurer
Barry R. Carter	42	Senior Vice President and Information Technology Officer
Michael D. Kubic	49	Senior Vice President, Corporate Controller and Chief Accounting Officer
Richard E. Schumacher, Jr.	38	Senior Vice President, Tax
      IVAN M. SZEFTEL, executive vice president and president, Retail Credit Services, joined us in May 1998. Before joining us, he served as a director and chief operating officer of Forman Mills, Inc. from November 1996 to February 1998. Prior to that, he served as executive vice president and chief financial officer of Charming Shoppes, Inc. from November 1981 to January 1996. Mr. Szeftel holds Bachelor’s and graduate degrees from the University of Cape Town and is a Certified Public Accountant in the State of Pennsylvania.
      JOHN W. SCULLION, executive vice president and president, Loyalty and Marketing Services, joined The Loyalty Group in October 1993. Prior to becoming president, he served as chief financial officer for The Loyalty Group. Prior to that, he served as chief financial officer of The Rider Group from September 1988 to October 1993. Mr. Scullion holds a Bachelor’s degree from the University of Toronto. He is a Chartered Accountant in the Province of Ontario.
      EDWARD J. HEFFERNAN, executive vice president and chief financial officer, joined us in May 1998. Before joining us, he served as vice president, mergers and acquisitions for First Data Corporation from October 1994 to May 1998. Prior to that, he served as vice president, mergers and acquisitions for Citicorp from July 1990 to October 1994, and prior to that he served in corporate finance at Credit Suisse First Boston from June 1986 until July 1990. He holds a Bachelor’s degree from Wesleyan University and an MBA from Columbia Business School.

      DWAYNE H. TUCKER, executive vice president and president, Utility and Transaction Services, joined us in June 1999. From June 1999 until September 2003, he served as executive vice president and chief administrative officer. His responsibilities also include human resources. Before joining us, he served as vice president of human resources for Northwest Airlines from February 1998 to February 1999 and as senior vice president of human resources for First Data Corporation from March 1990 to February 1998. Mr. Tucker holds a Bachelor’s degree from Tennessee State University.
      ALAN M. UTAY, executive vice president, general counsel, chief administrative officer and secretary, joined us in September 2001. He is responsible for legal, internal audit, compliance, facilities, corporate communications and risk management. Before joining us, he served as a partner at Akin Gump Strauss Hauer & Feld LLP, where he practiced law since October 1990. Mr. Utay holds a Bachelor’s degree from the University of Texas and a J.D. from the University of Texas School of Law.
      DANIEL P. FINKELMAN, executive vice president, corporate development and innovation, joined us in July 2004. His responsibilities also include corporate marketing. From January 1998 to July 2004 he served as a director of the company. Mr. Finkelman was employed with Limited Brands as a senior vice president from August 1996 until March 2004. He was self-employed as a consultant from February 1996 to August 1996 and he served as executive vice president of marketing for Cardinal Health, Inc. from May 1994 to February 1996. Prior to that, he was a partner with McKinsey & Company where he was co-leader of the firm’s marketing practice. Mr. Finkelman holds a Bachelor’s degree from Grinnell College and graduated as a Baker Scholar at Harvard Business School.
      ROBERT P. ARMIAK, senior vice president and treasurer, joined us in February 1996. He is responsible for cash management, hedging strategy, risk management and capital structure. Before joining us, he held several positions, including most recently treasurer at FTD Inc. from August 1990 to February 1996. He holds a Bachelor’s degree from Michigan State University and an MBA from Wayne State University.
      BARRY R. CARTER, senior vice president and information technology officer, joined us in August 2004. He is responsible for the information technology solutions group and remittance processing shared service. Before joining us, Mr. Carter served as senior vice president of portfolio management at UnitedHealthcare. Prior to that, he served as chief information officer of Capital One Auto Finance from August 2000 to May 2004. Additionally, Mr. Carter has held senior executive IT positions with AMR, Sabre and AirTran Airways. Mr. Carter holds a Bachelor’s degree from East Carolina University and an MBA from Syracuse University.
      MICHAEL D. KUBIC, senior vice president, corporate controller and chief accounting officer, joined us in October 1999. Before joining us, he served as vice president of finance for Kevco, Inc. from March 1999 to October 1999. Prior to that he served as vice president and corporate controller for BancTec, Inc. from September 1993 to February 1998. Mr. Kubic holds a Bachelor’s degree from the University of Massachusetts and is a Certified Public Accountant in the State of Texas.
      RICHARD E. SCHUMACHER, JR., senior vice president of tax, joined us in October 1999. He is responsible for corporate tax affairs. Before joining us, he served as tax senior manager for Deloitte & Touche LLP from 1989 to October 1999 where he was responsible for client tax services and practice management and was in the national tax practice serving the banking and financial services industry. Mr. Schumacher holds a Bachelor’s degree from Ohio State University and a Master’s degree from Capital University Law and Graduate School and is a Certified Public Accountant in the State of Ohio.

DIRECTORS’ COMPENSATION
      Members of our board of directors who are also officers or employees of our company do not receive compensation for their services as directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the board of directors and any committee of the board of directors. Non-employee director compensation includes an annual cash retainer of $30,000, a cash fee per board of directors meeting of $1,500, a cash fee per committee meeting of $1,000, a cash fee per meeting for committee chairs of $1,500, and an annual equity grant valued at $80,000, delivered 70% in nonqualified stock options and 30% in stock (the options are valued using the Black-Scholes valuation method). Non-employee directors may not transfer the stock until one year after their service on the board terminates. We target a 35% cash and 65% equity mix for non-employee director compensation, with total non-employee director compensation between the 50th and 75th percentile of comparable public companies. We feel this approach to non-employee director compensation is appropriate because (1) we are a public company, (2) there is an increased focus on corporate governance and could be a corresponding drain to the available talent pool for directors, (3) there is a greater focus on cash versus equity compensation generally, (4) we want to align our non-employee director compensation plan with our executive compensation plans, and (5) we are seeking qualified candidates to fill board of directors seats.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the annual and long-term compensation for the years ended December 31, 2002, 2003, and 2004 for our chief executive officer and our four other most highly compensated executive officers.

				Long Term
				Compensation

					Securities
		Annual Compensation			Underlying	All Other
				Restricted Stock	Options,	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Awards($)(2)(3)	SARs(#)	($)

J. Michael Parks	2004	$632,500	$933,768	$1,121,521	129,291	$185,045
Chairman of the Board, Chief	2003	$575,000	$749,225	$448,424	106,203	$49,603
Executive Officer and President	2002	$550,000	$812,909	$—	—	$373,926	(4)

Ivan M. Szeftel	2004	$400,000	$442,800	$199,859	42,103	$58,218
Executive Vice President and President,	2003	$370,000	$399,041	$179,552	42,528	$32,915
Retail Credit Services	2002	$348,400	$296,470	$—	—	$25,818

John W. Scullion(5)	2004	$417,901	$413,555	$164,902	34,735	$5,705
Executive Vice President and President,	2003	$350,108	$336,977	$150,836	35,723	$16,378
Loyalty and Marketing Services	2002	$271,400	$307,903	$—	—	$8,593

Edward J. Heffernan	2004	$330,000	$372,801	$164,902	34,735	$46,072
Executive Vice President and Chief	2003	$300,000	$295,520	$143,651	34,022	$23,443
Financial Officer	2002	$281,250	$260,085	$—	70,000	$14,576

Dwayne H. Tucker	2004	$320,000	$350,170	$159,912	33,682	$56,841
Executive Vice President and President,	2003	$285,000	$234,064	$140,071	33,171	$24,853
Utility and Transaction Services	2002	$250,000	$263,413	$—	—	$16,255

(1)	Bonuses represent amounts earned by each named executive officer during the referenced year, although paid in the following year. Bonuses are determined based upon the achievement of various financial, operational, and individual objectives.

(2)	Amounts in this column reported for 2004 represent the value of the following performance-based restricted stock awards issued in February 2004 at $31.38 per share: 35,740 shares to Mr. Parks, 6,369 shares to Mr. Szeftel, 5,255 shares to each of Messrs. Scullion and Heffernan, and 5,096 shares to Mr. Tucker. Using the closing price of our stock as of December 31, 2004, $47.48, the value of those awards as of December 31, 2004 was $1,696,935 for Mr. Parks, $302,400 for Mr. Szeftel, $249,507 for each of Messrs. Scullion and Heffernan, and $241,958 for Mr. Tucker. These awards vested in full on February 25, 2005, based on our company having achieved certain pre-determined financial targets and approval from our compensation committee and board of directors.

(3)	Amounts in this column reported for 2003 represent the value of the following performance-based restricted stock awards issued in June 2003 at $24.03 per share: 18,661 shares to Mr. Parks, 7,472 shares to Mr. Szeftel, 6,277 shares to Mr. Scullion, 5,978 shares to Mr. Heffernan, and 5,829 shares to Mr. Tucker. Using the closing price of our stock as of December 31, 2003, $27.68, the value of those awards as of December 31, 2003 was $516,536 for Mr. Parks, $206,825 for Mr. Szeftel, $173,747 for Mr. Scullion, $165,471 for Mr. Heffernan, and $161,347 for Mr. Tucker. These awards vested in full on February 5, 2004, based on our company having achieved certain pre-determined financial targets and approval from our compensation committee and board of directors.

(4)	This amount includes relocation expense reimbursements of $333,290 during 2002.

(5)	Mr. Scullion’s salary, bonus and all other compensation are paid in Canadian dollars. Amounts reflected are converted to U.S. dollars at an average conversion rate for 2004 of $0.83; for 2003 of $0.72; and for 2002 of $0.63.
All Other Compensation
      All other compensation amounts disclosed in the table above include our matching contributions to the 401(k) and Retirement Savings Plan, the life insurance premiums we pay on behalf of each named executive officer, company contributions to the Supplemental Executive Retirement Plan and long-term disability and financial/tax counseling expenses as follows:

		401(k)	Life Insurance		Long Term	Financial/Tax
		Plan	Premiums	SERP	Disability	Counseling

J. Michael Parks	2004	$10,998	$833	$163,414	$22	$9,778
	2003	$16,220	$2,640	$26,478	$199	$4,066
	2002	$15,570	$2,070	$22,806	$190	$—

Ivan M. Szeftel	2004	$16,200	$528	$38,312	$22	$3,156
	2003	$14,000	$1,955	$10,497	$199	$6,264
	2002	$13,750	$1,924	$9,954	$190	$—

John W. Scullion	2004	$—	$—	$—	$—	$5,705
	2003	$—	$3,406	$—	$7,030	$5,942
	2002	$—	$2,855	$—	$5,738	$—

Edward J. Heffernan	2004	$14,420	$435	$14,182	$22	$17,013
	2003	$12,220	$1,585	$4,274	$199	$5,165
	2002	$11,490	$1,553	$1,343	$190	$—

Dwayne H. Tucker	2004	$13,013	$422	$27,906	$22	$15,478
	2003	$13,319	$1,506	$4,298	$199	$5,531
	2002	$10,870	$1,380	$3,815	$190	$—

Option Grants in Last Fiscal Year
      The following table sets forth certain information concerning option grants made to the named executive officers during 2004 pursuant to our 2003 Long Term Incentive Plan. No SARs were granted during 2004.

	Individual Grants
					Potential Realizable Value at
	Number of	Percentage of			Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term($)(2)
	Options	Employees in	Price	Expiration
	Granted(#)	Fiscal Year(1)	($/Sh)	Date	5%	10%

J. Michael Parks	129,291	6.46%	$31.38	2/2/14	$2,551,521	$6,466,055
Ivan M. Szeftel	42,103	2.10%	$31.38	2/2/14	$830,891	$2,105,640
John W. Scullion	34,735	1.74%	$31.38	2/2/14	$685,485	$1,737,154
Edward J. Heffernan	34,735	1.74%	$31.38	2/2/14	$685,485	$1,737,154
Dwayne H. Tucker	33,682	1.68%	$31.38	2/2/14	$664,705	$1,684,492

(1)	In 2004, we granted options to purchase a total of 2,000,990 shares of common stock at exercise prices ranging from $27.09 to $46.17 per share.

(2)	In accordance with SEC rules, the amounts shown on this table represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date and do not reflect our estimates or projections of the future price of our common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.
Option Exercises in Last Fiscal Year
      The following table sets forth certain information concerning the exercise of stock options during 2004 and all unexercised options held by the named executive officers as of December 31, 2004.

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		Fiscal Year-End(#)		Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

J. Michael Parks	28,000	$833,330	753,244	200,447	$26,674,908	$3,750,193
Ivan M. Szeftel	65,000	$1,941,428	179,002	70,597	$6,064,694	$1,346,042
John W. Scullion	25,000	$822,547	224,837	58,669	$7,717,894	$1,120,485
Edward J. Heffernan	72,030	$1,883,240	114,470	81,330	$3,629,636	$1,874,654
Dwayne H. Tucker	94,482	$2,651,713	138,363	55,907	$4,432,439	$1,063,456

(1)	Value for “in-the-money” options represents the positive spread between the respective exercise prices of outstanding options and the closing price of the shares of common stock on the New York Stock Exchange of $47.48 per share on December 31, 2004.
Employment, Severance and Indemnification Agreements
      We generally do not enter into employment agreements with our employees. However, as part of some of our acquisitions, we have entered into agreements with selected key individuals to ensure the success of the integration of the acquisition and long-term business strategies. We have also entered into an indemnification and change of control agreement with each of our directors and executive officers.

      We believe that because an executive of the company may be vulnerable to dismissal without regard to quality of service in connection with a change in control event, it is in the best interest of the company to ensure fair treatment of an executive and to reduce distractions and other adverse effects upon such executive’s performance in connection with a change in control event, as defined in the change of control agreement. Payouts under the change of control agreement are triggered upon a qualifying termination, defined in the change of control agreement as (1) termination by the executive for good reason within three years of a change in control event or (2) termination of the executive without cause by the company within three years of a change in control event. A termination of the executive’s employment due to disability, retirement or death shall not constitute a qualifying termination. Upon a qualifying termination, the executive shall be paid all earned and accrued salary due and owing to the executive, a pro rata portion of the executive’s target bonus, and any benefits due under benefit plans. Any severance amounts to which the executive is entitled shall be paid in a lump sum within thirty days of execution by the executive of a general release. For a continuing period of thirty-six months after a qualifying termination, the company shall, at its expense, provide the executive and his dependents the equivalent medical, dental and hospitalization coverages and benefits and financial planning services as provided to the executive immediately prior to the change in control event. All equity grants made by the company to the executive that remain outstanding as of a qualifying termination shall be subject to the terms and conditions set forth in any governing plan or award documents applicable to such equity grants. The change of control agreement further provides for a gross up payment if any payment or distribution to the executive pursuant to the change of control agreement is subject to excise tax imposed by Section 4999 of the Internal Revenue Code. The change of control agreement provides a mechanism to resolve disputes, does not constitute a contract of employment, and automatically renews every three years unless the company provides ninety days advance written notice.
      In addition, we have entered into employment agreements with Mr. Parks and Mr. Szeftel.
      J. Michael Parks. Mr. Parks entered into an employment agreement effective March 10, 1997 to serve as our chairman of the board and chief executive officer. The agreement provided that Mr. Parks would receive a minimum annual base salary of $475,000 and an annual incentive bonus of $400,000 for fiscal year 1997, based on the achievement of our financial goals, with a bonus of $100,000 guaranteed for the first two years. Under the agreement, we granted Mr. Parks options to purchase 333,332 shares of our common stock at an exercise price of $9.00 per share, all of which have vested. Additionally, Mr. Parks is entitled to participate in our 401(k) and Retirement Savings Plan, our Incentive Compensation Plan and any other employee benefits as provided to other senior executives. Mr. Parks is entitled to 18 months base salary if terminated.
      Ivan M. Szeftel. Mr. Szeftel entered into an employment agreement dated May 4, 1998 to serve as the president of our retail services division. The agreement provides that Mr. Szeftel is entitled to receive a minimum annual base salary of $325,000, subject to increases based on annual reviews. Mr. Szeftel is eligible for an annual incentive bonus of $200,000, based on the achievement of our annual financial goals. Under the agreement, we granted Mr. Szeftel options to purchase 111,111 shares of our common stock at an exercise price of $9.00 per share, all of which have vested. Mr. Szeftel is entitled to participate in our 401(k) and Retirement Savings Plan, our Incentive Compensation Plan and any other employee benefits as provided to other senior executives. Under the agreement, Mr. Szeftel is entitled to severance payments if we terminate his employment without cause or if Mr. Szeftel terminates his employment for good reason. In such cases, Mr. Szeftel will be entitled to 12 months base salary.
2003 Long Term Incentive Plan
      The board of directors adopted the 2003 Long Term Incentive Plan on April 4, 2003 and the stockholders approved it on June 10, 2003. The 2003 plan provides for grants of incentive stock options, nonqualified stock options and restricted stock awards to selected executive officers, employees, non-employee directors and consultants performing services for us or any of our affiliates.

The 2003 plan is an omnibus plan that gives us flexibility to adjust to changing market forces. On June 18, 2003, we filed a Registration Statement on Form S-8, File No. 333-106246, with the SEC to register 6,000,000 shares of common stock, par value $0.01 per share, that may be issued and sold under the 2003 plan. On March 16, 2004, we filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, to allow for reoffers or resales, made on a delayed or continuous basis in the future, of up to an aggregate of 878,072 shares of common stock that have been issued or will be issued to certain named executive officers and directors pursuant to the 2003 plan. As of December 31, 2004, there were 3,242,717 shares of common stock subject to outstanding options at a weighted average exercise price of $29.38, 242,653 shares of performance-based restricted stock granted to 33 associates, and 11,984 shares granted to the board of directors pursuant to the 2003 plan.
      The 2003 plan is administered by the compensation committee, which has full and final authority to make awards, establish the terms thereof, and administer and interpret the 2003 plan in its full discretion unless authority is specifically reserved to the board of directors under the 2003 plan, our certificate of incorporation or bylaws, or applicable law. Any action of the compensation committee with respect to the 2003 plan will be final, conclusive and binding on all persons. The compensation committee may delegate certain responsibilities to our officers or managers. The board of directors may delegate, by a resolution adopted by the board of directors, authority to one or more of our officers to do one or both of the following: (1) designate the officers and employees who will be granted awards under the 2003 plan; and (2) determine the number of shares subject to the awards to be granted to officers and employees.
      We have reserved a total of 6,000,000 shares of our common stock for issuance under the 2003 plan, which includes a reserve of approximately 15% for use in board of directors compensation, promotions, mergers and new hires, and which is intended to cover plan years 2003-2005. During any calendar year no participant under the 2003 plan may be granted awards of more than 2,000,000 shares of stock, subject to adjustments. The number of shares that may be delivered upon the exercise of incentive stock options may not exceed 6,000,000, and the number of shares that may be delivered as restricted stock may not in the aggregate exceed 6,000,000. Shares subject to awards are not deemed delivered if such awards are forfeited, expire or otherwise terminate without delivery of shares to the participant, and to the extent that the exercise price of an option is paid in previously owned shares, only the net number of shares delivered to the participant are subtracted from the aggregate number of shares available for grant under the 2003 plan. Further, to the extent that an award is only to be paid in cash or is paid in cash, any shares subject to the award will become available for future awards. Any shares delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a participant’s account.
      The 2003 plan provides for grants of incentive stock options to any person employed by us or by any of our affiliates. The exercise price for incentive stock options granted under the 2003 plan may not be less than 100% of the fair market value of the common stock on the option grant date. If an incentive stock option is granted to an employee who owns more than 10% of our common stock, the exercise price of that option may not be less than 110% of the fair market value of the common stock on the option grant date. The 2003 plan also provides for grants of nonqualified stock options to any officers, employees, non-employee directors or consultants performing services for us or our affiliates. The exercise price for nonqualified stock options granted under the 2003 plan may be equal to, more than or less than 100% of the fair market value of the common stock on the option grant date. Under the 2003 plan, options generally vest one-third per year over three years and terminate on the tenth anniversary of the date of grant. The 2003 plan gives our board of directors discretion to determine the vesting provisions of each individual stock option. In the event of a change of control, this plan provides that our board of directors may provide for accelerated vesting of options.
      The compensation committee is authorized under the 2003 plan to grant restricted stock, or performance shares, with restrictions that may lapse over time or upon the achievement of specified performance goals. Restrictions may lapse separately or in such installments as the compensation committee may determine. A participant granted restricted stock or performance shares shall have the stockholder rights as may be set forth in the applicable agreement, including, for example, the right to vote the restricted stock or performance shares.
Amended and Restated Stock Option and Restricted Stock Plan
      We adopted the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan in April 2001. This plan provides for grants of incentive stock options, nonqualified stock options and restricted stock awards to selected employees, officers, directors and other persons performing services for us or any of our subsidiaries. We have reserved a total of 8,753,000 shares of common stock for issuance pursuant to this plan. During the third quarter of 2001, we registered 8,753,000 shares of our common stock for issuance pursuant to our stock option and restricted stock plan pursuant to a Registration Statement on Form S-8, File No. 333-68134. As of December 31, 2004, there were 3,372,230 shares of common stock subject to outstanding options at a weighted average exercise price of $13.59 per share granted pursuant to this plan. Under this plan, we may grant incentive stock options to any person employed by us or any of our subsidiaries. We may grant nonqualified stock options and restricted stock awards to any officers, employees, non-employee directors or consultants performing services for us or our affiliates. Our non-employee directors currently participate in this plan. The exercise price for incentive stock options granted under the plan may not be less than 100% of the fair market value of the common stock on the option grant date. If an incentive stock option is granted to an employee who owns more than 10% of our common stock, the exercise price of that option may not be less than 110% of the fair market value of the common stock on the option grant date. The exercise price for nonqualified stock options granted under this plan may be equal to, more than or less than 100% of the fair market value of the common stock on the option grant date. The options granted under this plan terminate on the tenth anniversary of the date of grant.
      This plan also provides for the granting of performance-based restricted stock awards to our chief executive officer, officers that report directly to him and certain other officers. This plan gives our board of directors, or our compensation committee if the board of directors has delegated administration to it, the discretion to determine the vesting provisions for performance-based restricted stock awards. As of December 31, 2004, performance-based restricted awards representing an aggregate of 746,000 shares had been granted to 35 associates pursuant to this plan. Based on the achievement of performance conditions over a five-year period ending December 31, 2004, the restricted shares subject to these grants have vested.
      This plan provides that our board of directors will administer the plan. Our board of directors may delegate all or a portion of its authority under the plan to the compensation committee. The board of directors or the compensation committee may further delegate all or a portion of its authority under this plan to our chief executive officer, except with respect to grants of options or awards to officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934. This plan gives our board of directors discretion to determine the vesting provisions of each individual stock option. In the event of a change of control, this plan provides that our board of directors may provide for accelerated vesting of options. Options granted on or after September 1, 2000 under this plan vest over a three year period from the date of grant.
Alliance Data Systems 401(k) and Retirement Savings Plan
      The Alliance Data Systems 401(k) and Retirement Savings Plan is a defined contribution plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986. Contributions made by associates or by us to the plan, and income earned on these contributions, are not taxable to employees until withdrawn from the plan. The plan covers U.S. employees, who are at least 21 years old, of ADS Alliance Data Systems, Inc., our wholly owned subsidiary, and any other subsidiary or affiliated organization that adopts this plan. In addition, seasonal or “on-call” associates must complete a year of eligibility service before they may participate in the plan. We, and all of our U.S. subsidiaries, are currently covered under the plan.
      We amended our 401(k) plan effective January 1, 2004 to better benefit the majority of our associates. The new plan is an IRS approved safe harbor plan design that eliminates the need for most discrimination testing. Eligible associates can participate in the plan immediately upon joining us and after six months of employment begin receiving company matching contributions. On the first three percent of savings, we match dollar-for-dollar. An additional fifty cents for each dollar associates contribute is matched for savings between four percent and five percent of pay. All company matching contributions are immediately vested. In addition to the company match, we may make an additional annual contribution based on our profitability. This contribution, subject to board of directors approval, is based on a percentage of pay and is subject to a separate five-year vesting schedule.
      In 2004, we made regular matching contributions under the 401(k) plan on the first 5% of each participant’s contributions as described in the preceding paragraph, and an additional discretionary matching contribution was approved by our board of directors in an amount equal to 2.662% of the participant’s compensation (as defined in the plan) during the 2004 plan year up to the Social Security wage base, and 5.324% of any compensation in excess of the Social Security wage base. The discretionary matching contribution vests 20% over five years for participants with less than five years of service. All of these contributions vest immediately if the participating associate retires at age 65 or later, becomes disabled, dies or if the plan terminates.
      In the third quarter of 2001, we registered 1,500,000 shares of our common stock for issuance in accordance with our 401(k) plan pursuant to a Registration Statement on Form S-8, File No. 333-65556.
Supplemental Executive Retirement Plan
      We adopted the ADS Alliance Data Systems, Inc. Supplemental Executive Retirement Plan in May 1999. Contributions made under the plan are unfunded and generally subject to the claims of our general unsecured creditors. The purpose of the plan is to help certain key individuals maximize their pre-tax savings and company contributions that are otherwise restricted due to tax limitations. Eligibility under the plan requires an individual to (1) be a regular, full-time U.S. employee of ADS Alliance Data Systems, Inc., (2) receive compensation equal to or greater than $150,000 on an annual basis, or have received compensation on an annual basis of at least $170,000 as of December 31, 2003 and have not fallen below that amount in any subsequent year and (3) be a participant in the Alliance Data Systems 401(k) and Retirement Savings Plan. This plan allows the participant to contribute:

•	up to 50% of eligible compensation on a pre-tax basis;

•	any pre-tax 401(k) contributions that would otherwise be returned because of reaching the statutory limit under Section 415 of the Internal Revenue Code; and

•	any retirement savings plan contributions for compensation in excess of the statutory limits.
      The participant is 100% vested in his or her own contributions. A participant becomes 100% vested in the retirement savings plan contributions after five continuous years of service. In the event of a change in control, as defined under the plan, participants will be 100% vested in their retirement savings plan contributions, and we will establish a rabbi trust to which we will contribute sufficient assets to fully fund all accounts under the plan. The assets in the rabbi trust still remain subject to the claims of our unsecured creditors. The contributions accrue interest at a rate of 8% per year, which may be adjusted periodically by the Supplemental Executive Retirement Plan Committee. The participant does not have access to any of the contributions or interest while actively employed with us, unless the participant experiences an unforeseeable financial emergency. Loans are not available under this plan. If the participant ceases to be actively employed, retires or becomes disabled, the participant will receive the value of his or her account within 60 days of the end of the quarter in which he or she became eligible for the distribution. A distribution from the plan is taxed as ordinary income and is not eligible for any special tax treatment.
      The compensation committee approved certain revisions to the Supplemental Executive Retirement Plan in December 2002, effective January 1, 2003, which revisions serve to make the plan document more formal, comprehensive, and precise, to include a more comprehensive definition of “change of control” and to modify rules for leaves of absences. The compensation committee approved additional revisions to the Supplemental Executive Retirement Plan in April 2003 to allow us to make new retirement contributions to the plan on behalf of members of management who are unable to receive retirement contributions under the retirement portion of the Alliance Data Systems 401(k) and Retirement Savings Plan because that portion of the 401(k) plan was not fully compliant with new non-discrimination requirements. The compensation committee approved additional revisions to the Supplemental Executive Retirement Plan in December 2003, effective January 1, 2004 to amend the eligibility requirement and the enrollment procedure. The Supplemental Executive Retirement Plan is administered by a committee consisting of members of management.
      On December 8, 2004, the compensation committee approved the freezing of the Supplemental Executive Retirement Plan and the adoption of the Alliance Data Systems Corporation Executive Deferred Compensation Plan. The new Executive Deferred Compensation Plan was adopted consistent with the recent enactment of new deferred compensation legislation as well as to reflect changes in our 401(k) plan. The design of the new Executive Deferred Compensation Plan will generally parallel the design of the old Supplemental Executive Retirement Plan except that: (1) timing of elections may vary; (2) new distribution options may be made available; and (3) our company may make discretionary profit-sharing contributions under the new Executive Deferred Compensation Plan to the extent such contributions may not be made under the 401(k) plan. Except as set forth above, the terms of the old Supplemental Executive Retirement Plan are substantially similar to the terms of the new Executive Deferred Compensation Plan.
2005 Incentive Compensation Plan
      The Alliance Data Systems 2005 Incentive Compensation Plan provides an opportunity for certain U.S. employees to be eligible for a cash bonus based on achieving performance targets. To be eligible under the plan, employees must meet eligibility requirements outlined in the plan document. The compensation committee has established an incentive compensation plan to round out an eligible employee’s total compensation package in order to attract and retain high performers, improve organizational performance by driving financial and individual performance, increase employee satisfaction, improve the alignment between strategic imperatives and initiatives, and provide an opportunity for employees to share in the success they help create. The compensation committee assigns incentive compensation targets for senior executives, and incentive compensation targets for other positions are determined by the employee’s manager using pre-established guidelines. The critical performance objectives for the senior management team are overall corporate and line of business revenue and EBITDA targets and employee satisfaction improvement, as measured by an annual employee satisfaction survey. Generally, the award of incentive compensation under the plan for senior management below the level of executive vice president is based 50% on obtaining EBITDA targets, 25% on obtaining revenue targets, and 25% on obtaining a target level of employee satisfaction, either at the company level or the business unit level. Employee satisfaction is recognized as a critical non-financial organizational factor that contributes to sustainable business performance and provides a competitive advantage in recruiting, developing and retaining high performing employees. Targets are set at the beginning of each year and are approved by the compensation committee and/or the board of directors.
      Under the plan, each participant has an incentive compensation target that is expressed as a percentage of his or her annualized base salary as of October 1, 2005. The participant’s incentive compensation target is based on various objectives that are weighted to reflect the participant’s contribution to company, business unit and individual goals, which are established at the beginning of the plan year. The amount of compensation a participant receives depends on the percentage of objectives that were achieved. Payout over 100% for the employee satisfaction and individual goals components are contingent upon meeting both the applicable EBITDA and revenue targets.
      For the 2004 performance year the company’s consolidated EBITDA results were 119% of target and consolidated revenue results were 107% of target. In accordance with the predetermined formula for the calculation of incentive compensation payouts for the 2004 performance year, achievement of 119% of the consolidated EBITDA target equates to a 147.5% payout and achievement of 107% of the consolidated revenue target equates to a 117.5% payout for the related portions of the incentive compensation.
Executive Annual Incentive Plan
      The board of directors adopted the Executive Annual Incentive Plan on March 31, 2005, which is being submitted to our stockholders for approval at the annual meeting as further discussed in this proxy statement as Proposal Three. The purpose of the Executive Annual Incentive Plan, an incentive compensation plan, is to provide an incentive to our executive officers and other selected key executives to contribute to the growth, profitability and increased stockholder value of the company, to retain such executives and to endeavor to qualify the compensation paid under the Executive Annual Incentive Plan for tax deductibility under Section 162(m) of the Internal Revenue Code.
      Each covered employee (as defined in Section 162(m) of the Internal Revenue Code), executive officer that reports directly to our chief executive officer and any other key employees who are selected by our compensation committee may participate in the Executive Annual Incentive Plan. The plan will be administered by the compensation committee, which will have full and final authority to (1) select participants, (2) grant awards, (3) establish the terms and conditions of the awards, (4) notify the participants of such awards and the terms thereof, and (5) administer and interpret the plan in its full discretion. The compensation committee may delegate certain responsibilities to our officers, one or more members of the compensation committee or the board of directors.
      The compensation committee has the discretion to grant to participants performance awards, which represent the conditional right of the participant to receive cash or other property upon achievement of one or more pre-established performance objectives during a performance period, subject to the terms of the Executive Annual Incentive Plan. The compensation committee will establish the performance objective for each performance award, consisting of one or more business criteria permitted as performance goals, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the participant will be entitled to upon achievement of such levels of performance. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Internal Revenue Code. Performance objectives may differ for performance awards granted to any one participant or to different participants. Under new Section 409A of the Internal Revenue Code, certain awards granted under the Executive Annual Incentive Plan could be determined to be deferred compensation and subject to a 20% excise tax if the terms of the awards do not meet the requirements of Section 409A of the Internal Revenue Code and any regulations or guidance issued thereunder. To the extent applicable, the Executive Annual Incentive Plan is intended to comply with Section 409A of the Internal Revenue Code. To that end, the compensation committee will interpret and administer the Executive Annual Incentive Plan in accordance with Section 409A of the Internal Revenue Code. In addition, any plan provision that is determined to violate the requirements of Section 409A of the Internal Revenue Code will be void and without effect, and any provision that Section 409A of the Internal Revenue Code requires that is not expressly set forth in the Executive Annual Incentive Plan will be deemed to be included in the Executive Annual Incentive Plan, and the Executive Annual

Incentive Plan will be administered in all respects as if any such provision were expressly included in the Executive Annual Incentive Plan. In addition, the timing of payment of certain awards will be revised as necessary for compliance with Section 409A of the Internal Revenue Code. The compensation committee will establish the duration of each performance period at the time that it sets the performance objectives applicable to that performance period. Performance period shall mean a calendar year or such shorter or longer period as designated by the compensation committee.
      The award of incentive compensation for the chief executive officer and each executive vice president is generally based 45% on obtaining business unit specific and/or corporate EBITDA targets, 40% on obtaining business unit specific and/or corporate revenue targets, and 15% on obtaining a target level of employee satisfaction. For the chief executive officer and each executive vice president, eligibility to receive the revenue component of the incentive compensation is subject to a cash earnings per share threshold. Employee satisfaction is recognized as a critical non-financial organizational factor that contributes to sustainable business performance and provides a competitive advantage in recruiting, developing and retaining high performing employees. Targets are set at the beginning of each year and are approved by the compensation committee and/or the board of directors.
      A participant will not be granted performance awards for all of the performance periods commencing in a calendar year that permit the participant in the aggregate to earn a cash payment or payment in other property, in excess of $5,000,000. If the participant is party to a change in control agreement, and incurs a qualifying termination, any award shall be deemed to be “incentive compensation” for purposes of calculating the “severance amount” under the change in control agreement.
Retention Program
      In 2004, we approved a one-time special retention program both to ensure that key executives are provided incentive to remain at the company and to recognize our significant overperformance for the period 2000 through 2004. The special retention program was structured such that restricted stock was granted to certain key members of management in February 2005, including in the following amounts for the named executive officers: 22,222 shares to Mr. Parks; and 17,778 shares to each of Messrs. Szeftel, Scullion, Heffernan and Tucker.
Employee Stock Purchase Plan
      We adopted the Alliance Data Systems Corporation and its Subsidiaries Employee Stock Purchase Plan in February 2001. We intend for the plan to qualify under Section 423 of the Internal Revenue Code. The plan permits our eligible employees and those of our designated subsidiaries to purchase our common stock at a discount to the market price through payroll deductions. No employee may purchase more than $25,000 in stock under the plan in any calendar year, and no employee may purchase stock under the plan if such purchase would cause the employee to own more than 5% of the voting power or value of our common stock.
      The plan provides for three month offering periods, beginning on each January 1, April 1, July 1 and October 1. The first offering period began October 1, 2001. The plan allows the board of directors to change this date as well as the date, duration and frequency of any future offering period. The plan has a term of ten years, unless terminated sooner by our board of directors pursuant to the provisions of the plan. On the offering date at the beginning of each offering period, each eligible employee is granted an option to purchase a number of shares of common stock, which option is exercised automatically on the purchase date at the end of the offering period. The purchase price of the common stock upon exercise of the options will be 85% of its fair market value on the offering date or purchase date, whichever is lower. During the third quarter of 2001 we registered 1,500,000 shares of our common stock for issuance in accordance with the plan pursuant to a

Registration Statement on Form S-8, File No. 333-68134. Pursuant to the terms of the plan, the first purchases were completed December 31, 2001.
      On March 31, 2005, the compensation committee approved the adoption of the Alliance Data Systems Corporation Amended and Restated Employee Stock Purchase Plan, which is being submitted to our stockholders for approval at the annual meeting as further discussed in this proxy statement as Proposal Four. Effective July 1, 2005, the Amended and Restated Employee Stock Purchase Plan amends the existing plan as follows: (1) the purchase price of the common stock shall be 85% of the fair market value of the shares on the applicable purchase date; and (2) our employees will be required to hold any stock purchased through the plan until the earlier of 180 days prior to any sale or other disposition or termination of employment for any reason. Except as set forth above, the terms of the plan shall substantially remain the same. No additional shares are being reserved for issuance hereunder at this time.
Equity Compensation Plan Information
      The following table provides information as of December 31, 2004 with respect to shares of our common stock that may be issued under our 2003 Long Term Incentive Plan, Amended and Restated Stock Option Plan, and Employee Stock Purchase Plan and does not include any additional shares that may be issuable pursuant to the 2005 Long Term Incentive Plan, the Executive Annual Incentive Plan or the Amended and Restated Employee Stock Purchase Plan:

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding	outstanding	(excluding securities
	options, warrants	options, warrants	reflected in the first
Plan Category	and rights	and rights	column)

Equity compensation plans approved by security holders	6,614,947	$21.33	3,797,280	(1)

Equity compensation plans not approved by security holders	None	N/A	None

Total	6,614,947	$21.33	3,797,280

(1)	Includes 1,086,424 shares available for future issuance under the Alliance Data Systems Corporation and its Subsidiaries Employee Stock Purchase Plan.
Compensation Committee Interlocks and Insider Participation
      Our compensation committee is primarily responsible for determining the executive compensation levels of our company, including the executive officers reporting directly to Mr. Parks. Our compensation committee is currently composed of Messrs. Ballou and Benveniste, who are non-employee directors. Neither member of the compensation committee is or has ever been one of our officers or employees. No interlocking relationship exists between the members of our compensation committee and the board of directors or compensation committee of any other company. None of our executive officers, including Mr. Parks, participated in the compensation committee’s deliberations concerning that executive’s compensation during 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The compensation committee of the board of directors currently consists of two independent, non-employee directors. The compensation committee establishes the compensation for senior management, including all executive vice presidents, and recommends to the full board of directors the compensation for the chief executive officer. The compensation committee establishes executive compensation policies, incentive compensation policies, employee benefit plans and bonus awards. In so doing, the compensation committee has the responsibility to develop, implement, and manage compensation policies and programs that seek to enhance the company’s long-term competitive advantage and sustainable profitability, thereby contributing to the value of the stockholders’ investment. The board of directors has adopted a written charter for the compensation committee, posted at http://www.alliancedatasystems.com.
Compensation Guidelines
      The company operates in a highly competitive and evolving industry. The company considers the executive compensation package integral to its ability to grow and improve its business. By design, the company has developed, with the assistance of outside executive compensation experts, an innovative mix of executive compensation elements. The total program, assuming sustained above industry-average performance, will reward executives at competitive levels. However, the total program is also structured to significantly reduce rewards for performance below company expectations. The compensation committee believes that this design will attract, retain, and motivate executives with the quality and profile required to successfully perform in a highly competitive and evolving industry.
      The total compensation in 2004 for the chief executive officer and senior executives was a combination of base salary, annual incentive compensation, stock options and performance-based restricted stock awards. In 2005, the total compensation will include time-based restricted stock, and the performance-based restricted stock program will provide for increased value for performance above the 75th percentile of a comparable group and for a reduced payout for performance below the 75th percentile of a comparable group. For these executives, the compensation committee has determined that a significant portion of total compensation should be “at-risk,” dependent on and determined by performance-based components. The at-risk components of compensation are structured to reward results that benefit stockholders and are not earned unless specific, pre-established goals are met.
Base Salary and Total Compensation Levels
      The compensation committee reviews appropriate industry and competitive labor markets for executive officers, making a comparison of each executive’s base salary and total cash compensation with both peer and market groups. The compensation committee seeks to keep base salary competitive and to use incentive compensation to reward performance. In 2004, the base salary plus the target annual incentive (total cash compensation) for the chief executive officer was targeted near the 75th percentile for both peer competitors and market/ industry survey data, and the executive vice presidents were targeted between the 50th and the 75th percentile for both peer competitors and market/ industry survey data.
Incentive Compensation Plan
      The company has established an incentive compensation plan to round out an eligible employee’s total compensation package in order to attract and retain high performers, improve organizational performance by driving financial and individual performance, increase employee satisfaction, improve the alignment between strategic imperatives and initiatives, and provide an opportunity for employees to share in the success they help create. Under the incentive compensation plan, each participant has an incentive compensation target that is expressed as a percentage of his or her annualized base salary based on various objectives that are weighted to reflect the participant’s contribution to company, business unit, and individual goals, which are established at the beginning of the plan year. The critical performance objectives for the senior management team are overall corporate and line of business revenue and EBITDA targets and employee satisfaction improvement, as measured by an annual employee satisfaction survey. Generally, the award of incentive compensation under the plan for senior management below the level of executive vice president is based 50% on obtaining EBITDA targets, 25% on obtaining revenue targets, and 25% on obtaining a target level of employee satisfaction, either at the company level or the business unit level. In 2004, the award of incentive compensation for the chief executive officer and the executive vice presidents was generally based 45% on obtaining business unit specific and/or corporate EBITDA targets, 40% on obtaining business unit specific and/or corporate revenue targets, and 15% on obtaining a target level of employee satisfaction. For the chief executive officer and each executive vice president, eligibility to receive the revenue component of the incentive compensation is subject to a cash earnings per share threshold. In 2005, the award of incentive compensation for the chief executive officer and each executive vice president is generally based 45% on obtaining EBITDA targets, 40% on obtaining revenue targets, and 15% on obtaining a target level of employee satisfaction, with a cash earnings per share threshold for eligibility to receive the revenue component of the incentive compensation. Employee satisfaction is recognized as a critical non-financial organizational factor that contributes to sustainable business performance and provides a competitive advantage in recruiting, developing and retaining high performing employees. Targets are set at the beginning of each year and are approved by the compensation committee and the board of directors.

Incentive Compensation Payouts
      Incentive compensation payouts to participants in the 2004 incentive compensation plan, including Mr. Parks, are dependent upon the percentage of objectives achieved. For all objectives except employee satisfaction, 80% of the objectives must be achieved before a participant is eligible for any payout, and the payout may not exceed 150% of the participant’s incentive compensation target. For the employee satisfaction objective, a similar threshold level of performance must be achieved before a participant is eligible for any payout. In addition, payout over 100% for the employee satisfaction and individual goals components are further contingent upon meeting both the applicable EBITDA and revenue targets. In addition to the formal incentive compensation plan, the executive vice presidents are also eligible for a discretionary incentive under the CEO discretionary incentive program. The funding for this discretionary incentive program is set by the compensation committee and cannot exceed 10% of the payout under the formal incentive compensation plan.
      For the 2004 performance year, the company’s consolidated EBITDA results were 119% of target and consolidated revenue results were 107% of target. In accordance with the predetermined formula for the calculation of incentive compensation payouts for the 2004 performance year, achievement of 119% of the consolidated EBITDA target equates to a 147.5% payout and achievement of 107% of the consolidated revenue target equates to a 117.5% payout for the related portions of the incentive compensation.
      The company is proposing an Executive Annual Incentive Plan discussed in the proxy statement as Proposal Three. The full text of such plan is attached to the proxy statement as Exhibit B. On March 31, 2005, the compensation committee adopted the Executive Annual Incentive Plan, subject to stockholder approval, and adopted the 2005 Incentive Compensation Plan.

2003 Long Term Incentive Plan
      The 2003 Long Term Incentive Plan was approved by stockholders in June 2003. The 2003 plan permits the board of directors to delegate all or a portion of its authority under the 2003 plan to the compensation committee, and the board of directors has done so except for purposes of grants to the chief executive officer.

      On February 2, 2004, the company granted stock options and issued performance-based restricted stock awards at $31.38 per share under the 2003 plan to certain executives, including the chief executive officer. The lapsing of the restrictions on the performance-based restricted stock awards occurred on February 25, 2005, based on the company having achieved certain pre-determined financial targets and approval from the compensation committee and, with respect to the chief executive officer, the board of directors.
      To recognize the company’s significant overperformance for the period 2000 through 2004, on December 8, 2004, the compensation committee approved a one-time special retention program both to ensure that key executives are provided incentive to remain at the company and to recognize the company’s significant overperformance. The special retention program was structured such that restricted stock was granted to certain key members of management, including the chief executive officer, in February 2005.

Amended and Restated Stock Option and Restricted Stock Plan
      The company’s prior equity plan, the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan, was approved by stockholders prior to the establishment of the compensation committee. This plan permits the board of directors to delegate all or a portion of its authority under the plan to the compensation committee, and the board of directors has done so except for purposes of grants to the chief executive officer. The performance-based restricted stock awards granted to senior management, including the chief executive officer, in 2000 under this plan were eligible to vest if the company reached certain performance conditions as of December 31, 2004. The board of directors had the authority to approve acceleration of vesting on these awards if the company reached certain performance conditions in each of the first three fiscal years of the plan. In each of 2001, 2002 and 2003, based on the company exceeding the performance conditions, the board of directors accelerated vesting of 20% of the shares. Based on the company exceeding the performance conditions, the board of directors approved the vesting of the remainder of the shares as of December 31, 2004.

2005 Long Term Incentive Plan
      The company is proposing a 2005 Long Term Incentive Plan discussed in the proxy statement as Proposal Two. The full text of such plan is attached to the proxy statement as Exhibit A.

Compensation of Chief Executive Officer
      For the year ended December 31, 2004, the compensation committee set Mr. Park’s base salary at $632,500, near the 50th percentile, and base salary plus the target annual incentive compensation bonus near the 75th percentile for chief executive officers of comparable companies. Mr. Parks received a 2004 incentive compensation bonus of $933,768 in February 2005, consistent with the company’s incentive compensation plan. Other 2004 compensation paid to Mr. Parks totaled $185,045, consisting of employer contributions to the 401(k) plan and SERP, life insurance and long-term disability premiums, and financial/tax counseling. In determining appropriate compensation levels, during the course of 2004 the compensation committee reviewed all forms of Mr. Parks’ compensation and balances in equity, retirement and non-qualified deferred compensation plans, including base salary, cash bonus, long-term incentive awards, realized stock option gains, the company’s contributions to the 401(k) plan and SERP, life insurance and long-term disability premiums and financial/tax counseling, and the value of perquisites received for fiscal 2004. Additionally, the company engaged an outside consulting firm to furnish competitive market data. When reviewing competitive market data, the compensation committee looks at companies similar in size, companies with similar financial performance, and companies in the direct peer group. Using this market data as a guideline, the compensation committee adjusted the base salary and target incentives for Mr. Parks. Based on all applicable factors and known information, the compensation committee has determined that the total 2004 compensation paid to the chief executive officer was reasonable and not excessive. In addition, the compensation committee used similar market data as a guideline to adjust the base salaries and target incentives for the executive vice presidents based on their individual performance, level of responsibility, expectation for future contributions in leading the company, and overall corporate performance.

Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. The compensation committee has considered these requirements and believes that the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan, the 2003 Long Term Incentive Plan, the proposed 2005 Long Term Incentive Plan, and current and proposed bonus arrangements for senior officers generally meet the requirement that they be “performance-based” and, therefore, would generally be exempt from the limitations on deductibility. The company’s present intention is to comply with Section 162(m) unless the compensation committee feels that compliance in a particular instance would not be in the best interest of the company or its stockholders.
      This report has been furnished by the current members of the compensation committee.
Roger H. Ballou, Chair
Lawrence M. Benveniste

PERFORMANCE GRAPH
      The following graph compares the yearly percentage change in cumulative total stockholder return on our common stock since June 8, 2001, when our common stock became publicly traded, with the cumulative total return over the same period of (1) the S&P 500 Index and (2) a peer group selected by us. The companies in the peer group are Affiliated Computer Services, Inc., The BISYS Group, Inc., Certegy Inc., Convergys Corporation, DST Systems, Inc., First Data Corporation, Fiserv, Inc., Global Payments Inc., Jack Henry and Associates, Inc., and Total System Services, Inc. In 2004, Bank of America purchased all of the outstanding shares of National Processing, Inc., therefore it has been removed from our peer group.
      Pursuant to rules of the SEC, the comparison assumes $100 was invested on June 8, 2001 in our common stock and in each of the indices and assumes reinvestment of dividends, if any. Also pursuant to SEC rules, the returns of each of the companies in the peer group are weighted according to the respective company’s stock market capitalization at the beginning of each period for which a return is indicated. Historical stock prices are not indicative of future stock price performance.
COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN
AMONG ALLIANCE DATA SYSTEMS CORPORATION,
THE S&P 500 INDEX AND A PEER GROUP

	Alliance	S&P 500	Peer Group

June 8, 2001	100.00	100.00	100.00
December 31, 2001	159.58	92.14	107.51
December 31, 2002	147.67	71.78	84.31
December 31, 2003	230.67	92.37	103.04
December 31, 2004	395.67	102.42	106.44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 14, 2005: (1) by each director and nominee for director; (2) by each of the executive officers included in the summary compensation table set forth under the caption “Executive Compensation”; (3) by all of our directors and executive officers as a group; and (4) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

	Shares	Percent of Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned(1)

J. Michael Parks(2)	924,391	1.1%
Ivan M. Szeftel(3)	260,037	*
John W. Scullion(4)	274,361	*
Edward J. Heffernan(5)	181,410	*
Dwayne H. Tucker(6)	141,865	*
Bruce K. Anderson(7)	755,329	*
Roger H. Ballou(8)	13,144	*
Lawrence M. Benveniste, Ph.D.	621	*
D. Keith Cobb	1,421	*
E. Linn Draper, Jr., Ph.D.	177	*
Kenneth R. Jensen(9)	59,920	*
Robert A. Minicucci(10)	174,807	*
All directors and executive officers as a group (16 individuals)(11)	3,051,512	3.6%
Welsh, Carson, Anderson & Stowe(12)	14,061,823	16.9%
320 Park Avenue, Suite 2500
New York, New York 10022-6815
FMR Corp.(13)	5,525,098	6.6%
82 Devonshire St.
Boston, Massachusetts 02109

  *       Less than 1%

(1)	Beneficial ownership is determined in accordance with the SEC’s rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of April 14, 2005, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based upon 83,193,354 shares of common stock outstanding as of April 14, 2005.

(2)	Includes options to purchase 795,910 shares of common stock which are exercisable within 60 days of April 14, 2005.

(3)	Includes options to purchase 182,896 shares of common stock which are exercisable within 60 days of April 14, 2005.

(4)	Includes options to purchase 236,300 shares of common stock which are exercisable within 60 days of April 14, 2005.

(5)	Includes options to purchase 117,106 shares of common stock which are exercisable within 60 days of April 14, 2005.

(6)	Includes options to purchase 66,419 shares of common stock which are exercisable within 60 days of April 14, 2005.

(7)	Includes options to purchase 51,932 shares of common stock which are exercisable within 60 days of April 14, 2005. Mr. Anderson is a partner of Welsh, Carson, Anderson & Stowe and certain of its affiliates and may be deemed to be the beneficial owner of the common stock beneficially owned by Welsh Carson and described in note 12 below.

(8)	Includes options to purchase 9,932 shares of common stock, which are exercisable within 60 days of April 14, 2005.

(9)	Includes options to purchase 48,208 shares of common stock, which are exercisable within 60 days of April 14, 2005.

(10)	Includes options to purchase 44,048 shares of common stock which are exercisable within 60 days of April 14, 2005. Mr. Minicucci is a partner of Welsh, Carson, Anderson & Stowe and certain of its affiliates and may be deemed to be the beneficial owner of the common stock beneficially owned by Welsh Carson and described in note 12 below.

(11)	Includes options to purchase an aggregate of 1,714,143 shares of common stock which are exercisable within 60 days of April 14, 2005 held by Messrs. Parks, Szeftel, Scullion, Heffernan, Tucker, Utay, Finkelman, Carter, Kubic, Anderson, Ballou, Benveniste, Cobb, Draper, Jensen and Minicucci.

(12)	Includes 12,160,349 shares of common stock held by Welsh, Carson, Anderson & Stowe VIII, L.P., 314,667 shares of common stock held by Patrick J. Welsh, 11,111 shares of common stock held by Carol Ann Welsh FBO Eric Welsh U/ A dtd 11/26/84, 11,111 shares of common stock held by Carol Ann Welsh FBO Randall Welsh U/ A dtd 11/26/84, 11,111 shares of common stock held by Carol Ann Welsh FBO Jennifer Welsh U/ A dtd 11/26/84, 249,036 shares of common stock held by Russell L. Carson, 755,329 shares of common stock held by Bruce K. Anderson, 212,189 shares of common stock held by Thomas E. McInerney, 50,525 shares of common stock held by McInerney/ Gabrielle Family Limited Partnership, 174,807 shares of common stock held by Robert A. Minicucci, 82,969 shares of common stock held by Anthony J. de Nicola, 21,912 shares of common stock held by Paul B. Queally, 2,259 shares of common stock held by D. Scott Mackesy, 2,594 shares of common stock held by Jonathan Rather, 326 shares of common stock held by John D. Clark, 1,169 shares of common stock held by James R. Matthews, and 359 shares of common stock held by WCAS Management Corp. The individual general partners or managing members of the sole general partners of the above listed Welsh Carson limited partnership include some or all of Bruce K. Anderson, Anthony J. de Nicola, Robert A. Minicucci, Partick J. Welsh, Russell L. Carson, Thomas E. McInerney, Paul B. Queally, Jonathan M. Rather, John D. Clark, James R. Matthews, Sanjay Swani, D. Scott Mackesy and WCAS Management Corp. Each of the persons or entities listed in this note may be deemed to be the beneficial owner of the common stock owned by the limited partnerships of whose general partner such person or entity is a general partner.

(13)	Based on a Schedule 13G filed with the SEC on February 14, 2005, FMR Corp. beneficially owns 5,525,098 shares of common stock, 209,998 of which it has sole voting power and 5,525,098 of which it has sole dispositive power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions With Welsh, Carson, Anderson & Stowe
      Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Management Corp. and various individuals who are limited partners of the Welsh Carson limited partnerships beneficially owned approximately 16.9% of our outstanding common stock as of April 14, 2005. The individual partners of the Welsh Carson limited partnerships include Bruce K. Anderson and Robert A. Minicucci, each of whom is currently a member of our board of directors.
Stockholders Agreement
      Under a stockholders agreement, entered into in June 2001 in connection with our initial public offering, and amended on April 9, 2003, the Welsh Carson affiliates have two demand registration rights, as well as “piggyback” registration rights. The demand rights enable the Welsh Carson affiliates to require us to register the shares of our common stock that they own with the SEC at any time. The piggyback rights allow the Welsh Carson affiliates to register the shares of our common stock that they own along with any shares that we register with the SEC. These registration rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares.
Loans to Executive Officers
      In the first quarter of 2001 and 2002, we extended loans to our executive officers to assist them in paying income taxes resulting from the vesting in those years of performance-based restricted stock grants. There are currently no executive officers that have at least $60,000 outstanding under these loans.

PROPOSAL TWO: 2005 LONG TERM INCENTIVE PLAN
      The board of directors adopted the 2005 Long Term Incentive Plan on March 31, 2005, subject to stockholder approval. We recommend approval of the 2005 plan at this time because the shares allocated to the existing plan will be depleted in 2005. The purpose of the 2005 plan is to allow us to continue to attract, retain and reward key talent using equity-based awards. The 2005 plan, as proposed, provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares to selected officers, employees, non-employee directors and consultants performing services for us or our affiliates. The 2005 plan is an omnibus plan that gives us flexibility to adjust to changing market forces. We believe that the 2005 plan will allow us to maintain competitive market positioning between the 50th and 75th percentiles of comparable public companies for total direct compensation, which consists of base salary, annual incentive compensation and the value of equity-based awards.
Summary of Terms of 2005 Plan
      The following is a summary of the important terms of the 2005 plan. The full text of the 2005 plan is attached to this proxy statement as Exhibit A. Please refer to Exhibit A for a more complete description of the terms of the 2005 plan.
      Eligibility. Any officers, employees, non-employee directors or consultants performing services for us or our affiliates who are selected by our compensation committee may participate in the 2005 plan.
      Administration. The plan will be administered by the compensation committee, which will have full and final authority to select persons to receive awards, establish the terms thereof, and administer and interpret the 2005 plan in its sole discretion unless authority is specifically reserved to the board of directors under the 2005 plan, our certificate of incorporation or bylaws, or applicable law. Any action of the compensation committee with respect to the 2005 plan will be final, conclusive and binding on all persons. The compensation committee may delegate certain responsibilities to our officers or managers. The board of directors may delegate authority to one or more of our officers to do one or both of the following: (1) designate the officers, employees and consultants who will be granted awards under the 2005 plan and (2) determine the number of shares subject to specific awards to be granted to officers, employees and consultants.
      Effective Date, Plan Termination. The 2005 plan will become effective as of July 1, 2005, subject to stockholder approval. The 2005 plan will terminate on the day preceding the fifth anniversary of the effective date and no award may be granted thereafter.
      Stock Subject to the Plan. The maximum number of shares of our common stock that may be subject to awards under the 2005 plan is 4,750,000, of which 4,000,000 may be issued upon the exercise of incentive stock options. During any calendar year no participant under the 2005 plan may be granted awards of more than 500,000 shares of stock, subject to adjustments. We may reserve for the purposes of the 2005 plan, out of our authorized but unissued shares of stock or out of shares of stock reacquired by us in any manner, or partly out of each, such number of shares of stock as shall be determined by the board. In addition, any shares of stock that were not issued under our predecessor stock plans, including shares subject to awards that may have been forfeited under our predecessor stock plans, may be the subject of awards granted under the 2005 plan. The maximum number of shares of stock available for grant shall be reduced by the number of shares in respect of which the award is granted or denominated; provided, however, that if any option is exercised by tendering shares either actually or by attestation, as full or partial payment of the exercise price, the maximum number of shares available shall be increased by the number of shares so tendered. Shares of stock allocable to an expired, canceled, settled or otherwise terminated portion of an award may again be the subject of awards granted thereunder. In addition, any shares of stock withheld for payment of taxes may be the subject of awards granted under this plan and the number of shares equal to the difference between the number of stock appreciation rights exercised and the number of shares delivered upon exercise shall again be available for grant.
      Options. Under the 2005 plan, we may grant incentive stock options and nonqualified stock options. We may grant incentive stock options under the 2005 plan to any person employed by us or by any of our affiliates. The exercise price for incentive stock options granted under the 2005 plan to an employee who owns more than 10% of our common stock may not be less than 110% of the fair market value of the common stock on the option grant date. The 2005 plan also provides for grants of nonqualified stock options to any officers, employees, non-employee directors or consultants performing services for us or our affiliates. The exercise price for nonqualified stock options granted under the 2005 plan may not be less than 100% of the fair market value of the common stock on the option grant date. All options granted under the 2005 plan with a per share exercise price equal to the fair market value of a share on the date of grant shall generally be deemed to have been intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. In addition, an option may also qualify as “performance-based” if vesting is subject to the attainment of any of the performance goals set forth in the 2005 plan. Options granted under the 2005 plan will generally terminate on the tenth anniversary of the date of grant. The purchase price of stock acquired pursuant to the exercise of an option may be paid either (1) with shares of stock held by the participant for at least six months prior to the exercise, (2) through a “cashless exercise” procedure that is acceptable to the compensation committee and does not violate the Sarbanes-Oxley Act, or any other applicable law, (3) in cash at the time of purchase if permitted by the compensation committee or (4) subject to applicable law, in any other form of legal consideration that may be acceptable to the compensation committee in its discretion. Upon termination of a participant’s employment or other service with us due to cause, as defined in the 2005 plan, both the vested and unvested portions of any outstanding option held by the participant shall immediately be forfeited and will no longer be exercisable.
      Stock Appreciation Rights. The compensation committee is authorized to grant SARs. The exercise price per SAR shall be determined by the compensation committee and may not be less than the fair market value of a share of stock on the date of grant. The full or partial exercise of an award of SAR that provides for stock settlement shall be made only by a written notice specifying the number of SARs with respect to which the award is being exercised. Upon the exercise of SARs, the participant is entitled to receive an amount in shares determined by multiplying (a) the appreciation value by (b) the number of SARs being exercised, minus the number of shares withheld for payment of taxes. The compensation committee may limit the number of shares that may be delivered with respect to any award of SARs by including such a limit in the agreement evidencing SARs at the time of grant.
      Restricted Stock Awards and Performance Shares. The compensation committee is authorized to grant restricted stock or performance shares with restrictions that may lapse upon the achievement of specified performance goals. Restrictions may lapse separately or in such installments as the compensation committee may determine. A participant granted restricted stock or performance shares shall have the stockholder rights as may be set forth in the applicable agreement, including, for example, the right to vote the restricted stock or performance shares. Except as otherwise determined by the compensation committee, upon termination of employment or other service, restricted stock and performance shares that are at that time subject to restrictions will be forfeited and become available for grant again by the company. The compensation committee may waive the restrictions or forfeiture conditions relating to restricted stock in whole or in part in the event of termination resulting from specified causes. However, no such determinations may be made with respect to an award of performance shares after the grant if such determination will result in the award not being qualified as performance-based under Section 162(m) of the Internal Revenue Code.
      Restricted Stock Units. The compensation committee may grant awards of restricted stock units to participants. Until all restrictions upon restricted stock units awarded to a participant shall have lapsed, the participant may not be a stockholder of us, nor have any of the rights or privileges of a stockholder of us, including rights to receive dividends and voting rights with respect to the restricted stock units. We will establish and maintain a separate account for each participant who has received a grant of restricted stock units, and such account will be credited for the number of restricted stock units granted to such participant. Restricted stock units awarded under the 2005 plan may vest at such time or times and on such terms and conditions as the compensation committee may determine. The agreement evidencing the award of restricted stock units will set forth any such terms and conditions. As soon as practicable after each vesting date of an award of restricted stock units, payment will be made in stock (based upon the fair market value of our common stock on the day all restrictions lapse).
      Qualified Performance Based Awards under Section 162(m) of the Code. The compensation committee may designate any award, the exercisability or settlement of which is subject to achievement of performance conditions, as “performance-based awards” pursuant to Section 162(m) of the Internal Revenue Code and regulations thereunder. The performance objectives must consist of one or more business criteria, and a targeted level or levels of performance with respect to such criteria must be established by the compensation committee and must meet the requirements for performance objectives set forth in Section 162(m)(4)(C) of the Internal Revenue Code. Business criteria used by the compensation committee in establishing performance objectives must be selected exclusively from among the following: (1) annual return on capital; (2) net earnings; (3) annual earnings per share; (4) cash earnings per share; (5) annual cash flow provided by operations; (6) changes in annual revenues; (7) EBITDA; (8) funds from operations; (9) funds from operations per share; (10) operating income; (11) pre or after tax income; (12) cash available for distribution; (13) cash available for distribution per share; (14) return on equity; (15) return on assets; (16) share price performance; (17) improvements in our attainment of expense levels; (18) implementation or completion of critical projects such as new product development; (19) level of associate satisfaction; (20) improvement in cash flow or before or after tax earnings or attainment of strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures; and (21) total shareholder return. Achievement of performance objectives will be measured over a period of not less than one year nor more than five years as the compensation committee may specify. Except with respect to options or shares of restricted stock that vest over time rather than upon the achievement of performance criteria, the compensation committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an award. Under no circumstances may the compensation committee exercise its discretion to increase the amount of a payout. All determinations by the compensation committee as to the achievement of performance objectives will be in writing.
      Change in Control. In the event of a change of control, our 2005 plan provides that the compensation committee may, in its discretion, accelerate the vesting and the lapse of restrictions with respect to any or all awards granted under the 2005 plan and may require that any and all vested options be cancelled. A change in control under the 2005 plan is (1) the merger, consolidation or other reorganization of our company in which our outstanding common stock is converted into or exchanged for a different class of our securities, a class of securities of any other issuer, except our direct or indirect wholly owned subsidiaries, cash, or other property, (2) the sale, lease or exchange of all or substantially all of the assets of our company to any other corporation or entity, except our direct or indirect wholly owned subsidiaries, (3) the adoption by our stockholders of a plan of liquidation and dissolution, (4) the acquisition by any person or entity, including without limitation a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, as contemplated by Section 13(d)(3), of more than 20% (based on voting power) of our outstanding capital stock and such person, entity or group either has, or either publicly or by written notice to us states an intention to seek, a representative member on our board of directors, (5) the acquisition by any person, entity or group of beneficial ownership of more than 30% (based on voting power) of our outstanding capital stock, or (6) as a result of or in connection with a contested election of directors, the persons who were our directors before such election cease to constitute a majority of our board of directors. Timing of any payment or delivery of shares of stock under this provision shall be subject to Section 409A of the Internal Revenue Code.
      Adjustments. In the event that the compensation committee determines that any dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the 2005 plan, then the compensation committee will adjust any or all of (1) the number and kind of shares of stock reserved and available for awards, including shares reserved for incentive stock options and restricted stock, (2) the number and kind of shares of stock specified in the annual per-participant limitations, (3) the number and kind of shares of outstanding restricted stock or other outstanding award in connection with which shares have been issued, (4) the number and kind of shares that may be issued in respect of other outstanding awards and (5) the exercise price or purchase price relating to any award. In addition, the compensation committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or any affiliate or their respective financial statements or in response to changes in applicable laws, regulations, or accounting principles. However, no adjustments shall be authorized with respect to incentive stock options to the extent that such authority would cause the 2005 plan to fail to comply with Section 422 of the Internal Revenue Code, and no such adjustment shall be authorized to the extent that such authority would cause such outstanding awards that are intended to be “qualified performance-based compensation” under Section 162(m)(4)(C) of the Internal Revenue Code to fail to qualify as such.
      Taxes. At such times as a participant recognizes taxable income in connection with an award granted under the 2005 plan, the participant shall pay to us in cash an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by us in connection with the taxable event.
      Changes to the Plan and Awards. The board of directors may amend, alter, suspend, discontinue or terminate the 2005 plan or the compensation committee’s authority to grant awards under the 2005 plan without the consent of stockholders or participants, except that any such action will be subject to the approval of our stockholders at or before the next annual meeting if stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our stock may then be listed or quoted. The compensation committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any award theretofore granted and any agreement relating thereto. However, no amendment or other change may materially impair the rights of any participant with respect to any outstanding award without the consent of such participant.
Federal Income Tax Consequences
      The following discussion is a general summary of the principal federal income tax consequences under current law relating to awards granted to employees under the 2005 plan to the extent that such awards are not deemed deferrals under Section 409A of the Internal Revenue Code. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.
      Stock Options. An optionee will not recognize any taxable income upon the grant of a nonqualified stock option or an incentive stock option and we will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a nonqualified stock option, the excess of the fair market value of common stock on the date of exercise over the exercise price will be taxable as ordinary income to the optionee. Subject to any deduction limitation under Section 162(m) of the Internal Revenue Code (which is discussed below), we will be entitled to a federal income tax deduction in the same amount and at the same time as (x) the optionee recognizes ordinary income or (y) if we comply with applicable income reporting requirements, the optionee should have reported the income. An optionee’s subsequent disposition of shares acquired upon the exercise of a nonqualified option will ordinarily result in capital gain or loss.
      On exercise of an incentive stock option, the holder will not recognize any income and we will not be entitled to a deduction. However, the amount by which the fair market value of the shares on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item of adjustment for alternative minimum tax purposes and may therefore result in alternative minimum tax liability to the option holder.
      The disposition of shares acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a “disqualifying disposition”), the holder will generally recognize ordinary income, in the amount of the excess of the fair market value of the shares on the date the option was exercised over the option exercise price. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will generally be capital gain. We will generally be entitled to a deduction equal to the amount of ordinary income recognized by a holder.
      If an option is exercised through the use of shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the option is an incentive stock option, and the previously owned shares were acquired on the exercise of an incentive stock option or other tax-qualified stock option, and the holding period requirement for those shares is not satisfied at the time they are used to exercise the option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income in the amount described above.
      Special rules may apply in the case of an optionee who is subject to Section 16 of the Exchange Act.
      Restricted Stock and Performance Shares. A grantee generally will not recognize taxable income upon the grant of restricted stock and performance shares, and the recognition of any income will be postponed until such shares are no longer subject to the restrictions or the risk of forfeiture. When the restrictions lapse, the grantee will recognize ordinary income equal to the fair market value of the restricted stock or performance shares at the time that such restrictions lapse and, subject to satisfying applicable income reporting requirements and any deduction limitation under Section 162(m) of the Internal Revenue Code, we will be entitled to a federal income tax deduction in the same amount and at the same time as the grantee recognizes ordinary income. A grantee may elect to be taxed at the time of the grant of restricted stock or performance shares; if this election is made, the grantee will recognize ordinary income equal to the excess of the fair market value of the shares of restricted stock or performance shares at the time of grant (determined without regard to any of the restrictions thereon) over the amount paid, if any, by the grantee for such shares. We will be generally entitled to a federal income tax deduction in the same amount and at the same time as the grantee recognizes ordinary income.
      Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance-based compensation,” the material terms of which are disclosed to and approved by the stockholders. We have structured and intend to implement and administer the 2005 plan so that compensation resulting from performance shares and options vesting in accordance with the performance goals can qualify as “performance-based compensation.” The compensation committee, however, has the discretion to grant awards with terms that will result in the awards not constituting performance-based compensation. To allow us to qualify awards as “performance-based compensation,” we are seeking stockholder approval of the 2005 plan and the material terms of the performance goals applicable to performance shares under the 2005 plan.
      Section 280G of the Code. Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other awards in connection with a change of control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a federal income tax deduction.
      Under new Section 409A of the Internal Revenue Code, certain awards granted under the 2005 plan could be determined to be deferred compensation and subject to a 20% excise tax if the terms of the awards do not meet the requirements of Section 409A of the Internal Revenue Code and any regulations or guidance issued thereunder. To the extent applicable, the 2005 plan is intended to comply with Section 409A of the Internal Revenue Code. To that end, the compensation committee will interpret and administer the 2005 plan in accordance with Section 409A of the Internal Revenue Code. In addition, any plan provision that is determined to violate the requirements of Section 409A of the Internal Revenue Code will be void and without effect, and any provision that Section 409A of the Internal Revenue Code requires that is not expressly set forth in the 2005 plan will be deemed to be included in the 2005 plan, and the 2005 plan will be administered in all respects as if any such provision were expressly included in the 2005 plan. In addition, the timing of payment of certain awards will be revised as necessary for compliance with Section 409A of the Internal Revenue Code.
      New Plan Benefits. Because all grants and awards under the 2005 plan are entirely within the discretion of the compensation committee and, with regard to the chief executive officer, the board of directors, the total benefits allocable under the 2005 plan in the future are not determinable. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the 2005 plan. No grants or awards have been made to date and no grants or awards will be made by us unless and until the 2005 plan is approved by the stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE 2005 LONG TERM INCENTIVE PLAN.

PROPOSAL THREE: EXECUTIVE ANNUAL INCENTIVE PLAN
      The board of directors adopted the Executive Annual Incentive Plan on March 31, 2005, subject to stockholder approval. The purpose of the Executive Annual Incentive Plan is to provide an incentive to our executive officers and other selected key executives to contribute to the growth, profitability and increased stockholder value of the company, to retain such executives and to endeavor to qualify the compensation paid under the Executive Annual Incentive Plan for tax deductibility under Section 162(m) of the Internal Revenue Code. If the Executive Annual Incentive Plan is not approved by the stockholders at our 2005 annual meeting, the Executive Annual Incentive Plan and any interests in the Executive Annual Incentive Plan awarded to participants before the date of such annual meeting shall be void ab initio and of no further force and effect.
Summary of Terms of Executive Annual Incentive Plan
      The following is a summary of the important terms of the Executive Annual Incentive Plan. The full text of the Executive Annual Incentive Plan is attached to this proxy statement as Exhibit B. Please refer to Exhibit B for a more complete description of the terms of the Executive Annual Incentive Plan.
      Eligibility. Each covered employee (as defined in Section 162(m) of the Internal Revenue Code), executive officer that reports directly to our chief executive officer and any other key employees who are selected by our compensation committee may participate in the Executive Annual Incentive Plan. As of April 14, 2005, approximately seven persons were eligible to participate in the Executive Annual Incentive Plan.
      Administration. The Executive Annual Incentive Plan will be administered by the compensation committee, which will have full and final authority to (1) select participants, (2) grant awards, (3) establish the terms and conditions of the awards, (4) notify the participants of such awards and the terms thereof, and (5) administer and interpret the Executive Annual Incentive Plan in its full discretion. Any action of the compensation committee with respect to the Executive Annual Incentive Plan will be final, conclusive and binding on all persons. The compensation committee may delegate certain responsibilities to our officers, one or more members of the compensation committee or the board of directors. The compensation committee may also appoint agents to assist in the day-to-day administration of the Executive Annual Incentive Plan.
      Types of Awards. The compensation committee has the discretion to grant to participants performance awards, which represent the conditional right of the participant to receive cash or other property upon achievement of one or more pre-established performance objectives during a performance period, subject to the terms of the Executive Annual Incentive Plan. Performance awards will be subject to such conditions, including deferral of settlement, risks of forfeiture, restrictions on transferability and other terms and conditions as shall be specified by the compensation committee.
      Performance Objectives. The compensation committee will establish the performance objective for each performance award, consisting of one or more business criteria permitted as performance goals, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the participant will be entitled to upon achievement of such levels of performance. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Internal Revenue Code. Performance objectives may differ for performance awards granted to any one participant or to different participants. Under new Section 409A of the Internal Revenue Code, certain awards granted under the Executive Annual Incentive Plan could be determined to be deferred compensation and subject to a 20% excise tax if the terms of the awards do not meet the requirements of Section 409A of the Internal Revenue Code and any regulations or guidance issued thereunder. To the extent applicable, the Executive Annual Incentive Plan is intended to comply with Section 409A of the Internal Revenue Code. To that end, the compensation committee will interpret and administer the Executive Annual Incentive Plan in accordance with Section 409A of the Internal Revenue Code. In addition, any plan provision that is determined to violate the requirements of Section 409A of the Internal Revenue Code will be void and without effect, and any provision that Section 409A of the Internal Revenue Code requires that is not expressly set forth in the Executive Annual Incentive Plan will be deemed to be included in the Executive Annual Incentive Plan, and the Executive Annual Incentive Plan will be administered in all respects as if any such provision were expressly included in the Executive Annual Incentive Plan. In addition, the timing of payment of certain awards will be revised as necessary for compliance with Section 409A of the Internal Revenue Code.
      Duration of the Performance Period. The compensation committee will establish the duration of each performance period at the time that it sets the performance objectives applicable to that performance period. Performance period shall mean a calendar year or such shorter or longer period as designated by the compensation committee.
      Certification. Following the completion of each performance period, the compensation committee will certify, in accordance with the requirements of Section 162(m) of the Internal Revenue Code, whether the performance objective and other material terms for paying amounts in respect of each performance award related to that performance period have been achieved or met.
      Adjustment. The compensation committee is authorized to reduce or eliminate the performance award of any participant for any reason, including, without limitation, changes in the position or duties of any participant with us during or after a performance period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, the compensation committee may adjust performance objectives, the performance awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger, consolidation, separation, reorganization or a large, special and non-recurring dividend paid or distributed by us (whether or not such reorganization comes within the definition of Section 368 of the Internal Revenue Code), (iii) any partial or complete liquidation of us or any subsidiary or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no adjustment thereunder shall be authorized or made if such adjustment would cause the performance awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. In addition to the extent necessary to preserve the intended economic effects of the plan to us or our participants, the compensation committee may adjust the performance objectives, the performance awards or both to take into account a change in a corporate capitalization, a corporate transaction or specific other events.
      Timing of Payments. Cash amounts payable in respect of performance awards for a performance period will generally be paid as soon as practicable following the determination of such award and any non-cash amounts or any other rights that the participant is entitled to with respect to a performance award will be paid or vest in accordance with the terms of the performance award. Any award payable under this plan shall be paid no later than the date that is 2 1/2 months after the end of the taxable year in which it was earned. Subject to such terms, conditions and administrative guidelines as the compensation committee shall specify from time to time, a participant may have the right to elect to defer receipt of part or all of any payment due with respect to a performance award. Such deferrals shall be made in accordance with Section 409A of the Internal Revenue Code and the guidance issued thereunder.
      Maximum Amount Payable Per Participant. A participant will not be granted performance awards for all of the performance periods commencing in a calendar year that permit the participant in the aggregate to earn a cash payment or payment in other property, in excess of $5,000,000.
      Change In Control—Qualifying Termination. If the participant is party to a change in control agreement, and incurs a qualifying termination, any award shall be deemed to be “incentive compensation” for purposes of calculating the “severance amount” under the change in control agreement.
      Termination of Employment. Unless otherwise determined by the compensation committee solely in the case of termination due to death or disability, if a participant terminates employment for any reason during a performance period or prior to the award payment, he or she (or his or her beneficiary, in the case of death) will not be entitled to receive any award for such performance period. In the event of the death of a participant, any payments thereunder due to such participant shall be paid to his or her beneficiary as designated in writing to the compensation committee or, failing such designation, to his or her estate. No beneficiary designation shall be effective unless it is in writing and received by the compensation committee prior to the date of death of the participant.
      Taxes. We are authorized to withhold from any award granted, any payment relating to an award under the plan, or any payroll or other payment to a participant, amounts of withholding and other taxes due in connection with any transaction involving an award, to satisfy such payment and tax obligations.
      Changes to the Plan and Awards. The board of directors, or a committee designated by the board of directors, may, at any time, terminate, amend, or modify or suspend the Executive Annual Incentive Plan and the terms and provisions of any performance award that has not been settled. No award may be granted during any suspension of the Executive Annual Incentive Plan or after its termination. Any such amendment to an award may be made without stockholder approval.
      Unfunded Status of Awards. The Executive Annual Incentive Plan is intended to constitute an “unfunded” plan for incentive compensation. To the extent applicable, the Executive Annual Incentive Plan is intended to comply with Section 409A of the Internal Revenue Code and the compensation committee will interpret and administer the Executive Annual Incentive Plan in accordance therewith. In addition, any provision in the plan document that is determined to violate the requirements of Section 409 of the Internal Revenue Code will be void and without effect.
      Exemption Under Section 162(m) of the Code. The Executive Annual Incentive Plan, and all awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Internal Revenue Code. The compensation committee may, without stockholder approval, amend the Executive Annual Incentive Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) required to preserve our Federal income tax deduction for compensation paid pursuant to the Executive Annual Incentive Plan.
      New Plan Benefits. Because all grants and awards under the Executive Annual Incentive Plan are entirely within the discretion of the compensation committee, and, with regard to the chief executive officer, the board of directors, the total benefits allocable under the Executive Annual Incentive Plan in the future are not determinable. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the Executive Annual Incentive Plan. No grants or awards have been made to date and no grants or awards will be made by us unless and until the Executive Annual Incentive Plan is approved by the stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE EXECUTIVE ANNUAL INCENTIVE PLAN.

PROPOSAL FOUR: AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
      We adopted the Alliance Data Systems Corporation and its Subsidiaries Employee Stock Purchase Plan in February 2001. On March 31, 2005, the compensation committee approved certain amendments to such plan and adopted the Amended and Restated Employee Stock Purchase Plan. The Amended and Restated Employee Stock Purchase Plan is effective July 1, 2005 and is intended to comply with the requirements of Section 423 of the Internal Revenue Code. The purpose of the plan, as proposed, is to provide our employees and employees of our subsidiaries with an opportunity to purchase our common stock at a discounted purchase price through payroll deductions.
Summary of Terms of the Employee Stock Purchase Plan
      The following is a summary of the important terms of the Amended and Restated Employee Stock Purchase Plan. The full text of the Amended and Restated Employee Stock Purchase Plan is attached to this proxy statement as Exhibit C. Please refer to Exhibit C for a more complete description of the terms of the Amended and Restated Employee Stock Purchase Plan.
      Eligibility. Any employee of us or designated subsidiaries as of the offering date of a given offering period may be eligible to participate in the plan. No employee may purchase more than $25,000 in stock under the plan in any calendar year, and no employee may purchase stock under the plan if such purchase would cause the employee to own more than 5% of the voting power or value of our common stock.
      Participation. The plan provides for three month offering periods, commencing on the first trading day of each calendar quarter and ending on the last trading day of each calendar quarter. The plan allows the board of directors to change these dates as well as the duration and frequency of any future offering period. On the offering date at the beginning of each offering period, each eligible employee is granted an option to purchase a number of shares of common stock, which option is exercised automatically on the purchase date at the end of the offering period. The purchase price of the common stock upon exercise shall be 85% of the fair market value of shares on the applicable purchase date.
      Term. The plan has a term of ten years, unless terminated sooner by our board of directors pursuant to the provisions of the plan.
      Method of Payment Contributions. A participant may elect to have payroll deductions made on each payday during the offering period in a minimum amount of $5.00 or an amount not less than 1% and not more than 100% of such participant’s compensation. The maximum amount that a participant may elect is $25,000 of the fair market value of our stock for each calendar year or 100% of such participant’s compensation, whichever is less. Subject to our insider trading policies, a participant may elect to discontinue participation in the plan during an offering period or increase or decrease the rate or amount of such participant’s contributions with respect to the next offering period by completing and filing with us new enrollment documents authorizing a change in the payroll rate. Subject to our insider trading policies, an increase or decrease (other than a discontinuance) in the rate or amount of a participant’s contribution is effective at the beginning of the next offering period. If the election is not timely filed, the election will become effective as of the beginning of the next offering period. A discontinuance of contributions will be effective as soon as practicable after the election for discontinuance is received by us. Whenever an employee’s payroll deductions have been discontinued, to recommence participation in any subsequent offering periods, the employee must complete and file new enrollment documents with us. An employee recommencement of participation will be effective as of the beginning of the offering period after completion of enrollment documents.
      Limit on Purchase of Stock. A participant will not be granted an option to purchase shares under the plan if immediately after the grant, (1) such participant would own stock of the company or hold outstanding options to purchase stock possessing five percent or more of our total combined voting power or value of stock; or (2) such option would permit such participant’s rights to purchase stock to accrue at a rate that exceeds $25,000 of the fair market value of such stock for each calendar year in which such option is outstanding at any time.
      Termination of Employment. Upon termination of the participant’s status as an employee prior to the purchase date of an offering period for any reason, including retirement or death, the contributions credited to such participant’s account will be refunded to the employee or his beneficiary or estate, as the case may be, through normal payroll processing.
      Stock. The maximum number of shares that were reserved for issuance under the plan is 1,500,000 shares, as further detailed and subject to adjustment as provided in the plan. Shares delivered to a participant under the plan will be registered in the name of the participant or in the name of the participant and his or her spouse. Employees are required to hold any stock purchased through the plan for 180 days prior to any sale or withdrawal of shares. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the plan may be assigned, transferred, pledged or otherwise disposed of in any way, except as provided therein, by the participant. Any time following 180 days from the purchase date of shares, a participant may withdraw all or any number of whole shares credited to his account on that purchase date by directing a designated broker to cause his shares to be (i) issued as certificates in the participant’s name, (ii) sold with net proceeds (less applicable commissions and other charges), distributed in cash to the participant, or (iii) transferred to another brokerage account of the participant. No such 180 day period shall apply after a participant terminates employment.
      Administration. The plan will be supervised and administered by the board of directors or the compensation committee, which will have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the plan, to interpret the plan and to make all other determinations necessary or advisable for the administration of the plan.
      Amendment or Termination. The board of directors may at any time and for any reason terminate or amend the plan, as provided therein. Except as otherwise set forth in the plan, no termination may affect options previously granted and no amendment shall make any change in any option previously granted that adversely affects the rights of any participant.
      Benefits Table. The benefits that will be received by or allocated to eligible employees under the Amended and Restated Employee Stock Purchase Plan in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of our common stock under the Amended and Restated Employee Stock Purchase Plan (subject to the limitations discussed above) is within the discretion of each participant. The following table sets forth the dollar value and the number of shares purchased under the Alliance Data Systems Corporation and its Subsidiaries Employee Stock Purchase Plan during the last fiscal year for (i) each of our named executive officers; (ii) all executive officers as a group, (iii) all directors who are not executive officers as a group; and (iv) all employees other than executive officers as a group.
Employee Stock Purchase Plan

	Number of	Dollar Value
	Shares	of
Name and Position	Purchased	Shares Purchased

J. Michael Parks, Chairman of the Board of Directors, Chief Executive Officer and President	0	$0
Ivan M. Szeftel, Executive Vice President and President, Retail Credit Services	0	$0
John W. Scullion, Executive Vice President and President, Loyalty and Marketing Services	0	$0
Edward J. Heffernan, Executive Vice President and Chief Financial Officer	0	$0
Dwayne H. Tucker, Executive Vice President and President, Utility and Transaction Services	261	$7,950	(1)
All current executive officers as a group (9 persons)	1,060	$32,288	(1)
Non-executive director group	0	$0
Non-executive officer employee group	145,807	$4,441,281	(1)

(1)	The dollar value of shares purchased is calculated using the quarterly average purchase price of $30.46.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the New York Stock Exchange. Our directors, executive officers, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies furnished to us and representations from our directors and executive officers, we believe that all Section 16(a) filing requirements for the year ended December 31, 2004 applicable to our directors, executive officers, and greater than 10% beneficial owners were satisfied with the exception of four Forms 4 filed late on behalf of D. Scott Mackesy, John D. Clark, James R. Mathews and Sanjay Swani. The Forms 4 were filed on October 13, 2004 to report that Messrs. Mackesy, Clark, Mathews and Swani had become managing members of the general partner of WCAS Capital Partners III, L.P. effective December 1, 2003, and therefore are deemed to have acquired indirect beneficial ownership of that entity’s securities on that date. Based on written representations from our directors and executive officers, we believe that no Forms 5 for directors, executive officers and greater than 10% beneficial owners were required to be filed with the SEC that have not been filed for the period ended December 31, 2004.
INCORPORATION BY REFERENCE
      With respect to any filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee” and “Performance Graph” shall not be incorporated into such filings.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
      If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented and will send one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy upon written or oral request to our transfer agent, EquiServe Trust Company N.A. at 250 Royall Street, Canton, Massachusetts 02021.

OTHER MATTERS
      The board of directors knows of no matters that are likely to be presented for action at the annual meeting other than the re-election of directors, approval of the 2005 Long Term Incentive Plan, approval of the Executive Annual Incentive Plan and approval of the Amended and Restated Employee Stock Purchase Plan previously described. If any other matter properly comes before the annual meeting for action, it is intended that the persons named in the accompanying proxy and acting hereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

By order of the Board of Directors

J. Michael Parks
Chairman of the Board of Directors
Chief Executive Officer
April 29, 2005
Dallas, Texas

EXHIBIT A
ALLIANCE DATA SYSTEMS CORPORATION
2005 LONG TERM INCENTIVE PLAN
      1.     Purpose.  The purpose of this 2005 Long Term Incentive Plan (the “Plan”) of Alliance Data Systems Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward executive officers, other key employees, directors and consultants of and service providers to the Company and its Affiliates, and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders.
      2.     Definitions.  For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a) “Affiliate” means any entity that either has a direct or indirect equity interest in the Company or with respect to which the Company holds an equity interest; provided, that, with respect to Incentive Stock Options, the term shall only mean a Parent Corporation or Subsidiary (as defined herein).

(b) “Award” means any of the following: Nonqualified Stock Option, an Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit and Performance Shares.

(c) “Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(d) “Appreciation Value” means the appreciation in the Fair Market Value of one share of Stock which shall be measured by determining the amount equal to the Fair Market Value of one share of Stock on the exercise date minus the per share exercise price of the SAR being exercised.

(e) “Beneficiary” shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, if the Participant is a party to an employment agreement or agreement for services with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement or definition exists, it shall mean a Participant’s (i) material breach of any of such Participant’s covenants or obligations under any applicable employment agreement or agreement for services or non-compete agreement; (ii) continued failure after written notice from the Company or any applicable Affiliate to satisfactorily perform assigned job responsibilities or to follow the reasonable instructions of such Participant’s superiors, including, without limitation, the Board; (iii) commission of a crime constituting a felony (or its equivalent) under the laws of any jurisdiction in which the Company or any applicable Affiliate conducts its business or other crime involving moral turpitude; or (iv) material violation of any material law or regulation or any policy or code of conduct adopted by the Company or engaging in any other form of misconduct which, if it were made public, could reasonably be expected to adversely affect the business reputation or affairs of the Company or of an Affiliate. The Board or Committee, in good faith, shall determine all matters and questions relating to whether a Participant has been discharged for Cause.

(h) “Change in Control” means one of the following events: (i) the merger, consolidation or other reorganization of the Company in which its outstanding common stock, $0.01 par value, is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash, or other property, (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company), (iii) the adoption by the stockholders of the Company of a plan of liquidation and dissolution, (iv) the acquisition by any person or entity, including without limitation a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (whether or not such Act is then applicable to the Company), of beneficial ownership, as contemplated by such Section, of more than twenty percent (20%) (based on voting power) of the Company’s outstanding capital stock and such person, entity or group either has, or either publicly or by written notice to the Company states an intention to seek, a representative member on the Board, (v) the acquisition of beneficial ownership of more than thirty percent (30%) (based on voting power) of the Company’s outstanding capital stock, or (vi) as a result of or in connection with a contested election of directors, the persons who were the directors of the Company before such election shall cease to constitute a majority of the Board.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(j) “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan. Any such Committee that is authorized to grant Awards to Participants subject to Section 16 of the Exchange Act (a “Section 16 Committee”) shall, to the extent necessary to comply with Rule 16b-3, be comprised of two or more “nonemployee directors” within the meaning of Rule 16b-3 or shall constitute the entire Board, and any such Committee that is authorized to grant Awards to executive officers of the Company (which may or may not be the same Committee as the Section 16 Committee) shall, to the extent necessary to comply with Section 162(m) of the Code, and to the extent that such Awards are intended to be “performance-based” under Section 162(m) of the Code, be comprised of two or more “outside directors” within the meaning of Section 162(m) (a “Section 162(m) Committee”); provided, however, that no director who is also an employee of the Company may sit on any Committee (other than the full Board when it is sitting as the Section 16 Committee), and to the extent that the Company is required to comply with the New York Stock Exchange (“NYSE”) requirements for listed companies, the Committee shall also be composed entirely of “independent directors” as required by the NYSE.

(k) “Disability” means: (a) in the case of a Participant whose employment or service is subject to the terms of an employment or other agreement, which agreement includes a definition of “Disability,” the definition therein contained; or (b) the term “Disability” as used in any applicable long-term disability plan, if any; or (c) if there is no such agreement or plan, it shall mean a physical or mental infirmity which impairs the Participant’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

(l) “Effective Date” means July 1, 2005.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

(n) “Fair Market Value” means with respect to any date that the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the average of the high and low price per share of the Stock on that date as reported in the WALL STREET

JOURNAL (or other reporting service approved by the Committee); provided, however, that with respect to any day on which the markets are closed, “Fair Market Value” for that day shall mean the average of the high and low price per share of the Stock as reported in the WALL STREET JOURNAL (or other reporting service approved by the Committee) on the next trading day, and further provided that with respect to Stock that is not listed on a national securities exchange or quoted in an interdealer quotation system and with respect to other property, or in the event of a Change in Control, the Fair Market Value of such Stock or other property shall be determined in good faith by such methods or procedures as shall be established from time to time by the Committee.

(o) “Good Reason” means, if the Participant is a party to an employment agreement or offer letter or any other individual agreement with the Company or an Affiliate, including but not limited to a severance protection agreement, and such agreement provides for a definition of Good Reason, the definition therein contained. If no such agreement or definition exists, it shall mean the occurrence of any of the following events, in each case without the Participant’s consent: (i) lessening of the Participant’s responsibilities; (ii) a reduction of at least 5% in the Participant’s annual salary and/or the greater of (A) the Participant’s target bonus immediately prior to his or her termination or (B) the Participant’s target bonus in the year in which the Change in Control takes place; or (iii) the Company’s requiring the Participant to be based anywhere other than within fifty (50) miles of the Participant’s place of employment at the time of the occurrence of a Change in Control, except for reasonably required travel to the extent substantially consistent with the Participant’s business travel obligations as in existence at the time of the Change in Control.

(p) “Incentive Stock Option” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(q) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(r) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(s) “Parent Corporation” means any corporation which is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

(t) “Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

(u) “Performance Shares” means shares of Stock subject to any of the performance goals set forth in Section 6(g) hereof.

(v) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(w) “Predecessor Stock Plans” means collectively, the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan, the Alliance Data Systems Corporation 2003 Long Term Incentive Plan and any other equity plan pursuant to which the Company has awarded shares of Stock to employees, officers, directors or consultants of the Company or its Affiliate.

(x) “Retirement” means an employee’s termination of employment at or after “normal retirement age” as such term is defined in the qualified plan sponsored by the Company or any Affiliate with respect to which such employee is entitled to participate.

(y) “Restricted Stock” means an Award of Stock subject to forfeiture if the restrictions with respect to such Stock do not lapse.

(z) “Restricted Stock Unit” means a right to receive one share of Stock, subject to vesting conditions, the terms of the Plan and the applicable Agreement.

(aa) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(bb) “SAR” means a right to receive the Appreciation Value of one share of Stock.

(cc) “Stock” means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4 hereof.

(dd) “Subsidiary” means any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company.

(ee) “Ten-Percent Stockholder” means a Participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent Corporation or Subsidiary.
      3.  Administration.
      (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select persons to whom Awards may be granted;

(ii) to determine the type or types of Awards to be granted to each such person;

(iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 6(g) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v) to prescribe the form of each Agreement, which need not be identical for each Participant;

(vi) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(vii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Agreement or other instrument hereunder; and

(viii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

      (b) Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company’s Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, any of its subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 8(g)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable law. Notwithstanding the foregoing, the Board may delegate, by a resolution adopted by the Board, authority to one or more officers of the Company to do one or both of the following: (i) designate the officers and employees of the Company or any of its Subsidiaries who shall be granted Awards under the Plan, and (ii) determine the number of shares subject to the Awards to be granted to such officers and employees; provided, however, that said Board resolution shall specify the total number of shares that may be subject to Awards that shall be granted by such officer or officers, shall include the terms of the Awards, and shall specify either the exercise or purchase price of the Options or Restricted Stock, as the case may be, or the formula for determining such exercise or purchase price. The Board may not authorize any officer to designate himself or herself as a recipient of any Award hereunder. Further, the Committee may authorize the outsourcing of nondiscretionary administrative functions to a third party provider.
      (c) Limitation of Liability. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.
      4.  Stock Subject to Plan.
      (a) Amount of Stock Reserved. The maximum number of shares of Stock that may be made the subject of all Awards granted under the Plan is 4,750,000. Of the maximum number of shares, 4,000,000 may be issued upon the execution of Incentive Stock Options. The maximum number of shares of Stock that may be the subject of Awards granted to a Participant in any one calendar year period may not exceed 500,000 shares of Stock. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued shares of Stock or out of shares of Stock reacquired by the Company in any manner, or partly out of each, such number of shares of Stock as shall be determined by the Board. In addition, any shares of Stock that were not issued under the Predecessor Stock Plans, including shares subject to Awards that may have been forfeited under the Predecessor Stock Plans, may be the subject of Awards granted under this Plan.
      (b) In connection with the grant of an Award, the maximum number of shares of Stock available for grant shall be reduced by the number of shares of Stock in respect of which the Award is granted or denominated; provided, however, that if any Option is exercised by tendering shares of Stock either actually or by attestation, as full or partial payment of the exercise price, the maximum number of shares of Stock available under Section 4(a) of the Plan shall be increased by the number of shares of Stock so tendered. In addition, upon the exercise of SARs, the difference between the number of SARs exercised and the number of shares of Stock received by the Participant shall be available again for grant under the Plan.

      (c) Whenever any outstanding Award or portion thereof expires, is canceled, is withheld to settle tax withholding obligations, or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Award, the shares of Stock allocable to the expired, canceled, settled or otherwise terminated portion of the Award may again be the subject of Awards granted hereunder.
      (d) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for Incentive Stock Options and Restricted Stock, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under Section 4(a), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and, (v) the exercise price or purchase price relating to any Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles. The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(d) with respect to Incentive Stock Options to the extent that such authority would cause the Plan to fail to comply with Section 422 of the Code, and no such adjustment shall be authorized with respect to Awards subject to Section 6(g) to the extent that such authority would cause such Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m)(4)(C) of the Code.
      (e) No Restrictions on Adjustments. The existence of the Plan, the Award agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of Stock or of Options, warrants or rights to purchase Stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
      5.  Eligibility. Officers, employees, consultants and directors of the Company and its Affiliates are eligible to be granted Awards under the Plan; however, only employees of the Company and its Parent Corporation and its Subsidiaries are eligible to receive Incentive Stock Options.
      6.  Specific Terms of Awards.
      (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant.
      (b) Options. The Committee is authorized to grant Options on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and further provided that the exercise price per share shall not be less than 110% of the Fair Market Value on the date of grant in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The exercise price of Stock acquired pursuant to the exercise of an Option shall be paid either: (i) with shares of vested Stock held by the Participant at least six months prior to the exercise; (ii) through a “cashless exercise” procedure that is acceptable to the Committee in its full discretion, to the extent such procedure does not violate the Sarbanes-Oxley Act of 2002 or any other applicable law; (iii) in cash at the time of purchase if permitted by the Committee; or (iv) subject to applicable law, in any other form of legal consideration that may be acceptable to the Committee in its discretion.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no Incentive Stock Option shall be granted more than ten years after the Effective Date of the Plan. An Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). An Option shall be treated as an Incentive Stock Option only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares with respect to which all Incentive Stock Options held by a Participant (under the Plan and all other plans of the Company, its Parent Corporation or Subsidiary become exercisable for the first time during any calendar year does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. To the extent this limitation is exceeded, an Option shall be treated as a Nonqualified Stock Option regardless of its designation as an Incentive Stock Option. Should any Incentive Stock Option remain exercisable more than three months after employment terminates for any reason other than Disability or death, or more than one year after employment terminates if employment terminates due to Disability, the Option shall immediately be converted to a Nonqualified Stock Option; provided, however, that if the Disability causing a Participant’s termination of employment does not fit within the definition of “disability” under Section 422(c)(6) of the Code, the Option shall convert into a Nonqualified Stock Option three months after termination of employment although it will remain outstanding for one year after termination of employment. The Company shall have no liability in the event it is determined that any Option intended to be an Incentive Stock Option fails to qualify as such, whether such failure is a result of the Participant’s disposition of shares purchased under the Option prior to the later of two years from the date of grant of the Option or one year from the date of transfer of the purchased shares to the Participant, the terms of this Plan or any governing Agreement or any other action or inaction by the Company or any Participant.

      (c) Performance-based Options. Any Option granted hereunder with a per share exercise price equal to the Fair Market Value of a share of Stock on the date of grant shall be deemed to have been intended to be “qualified performance-based compensation” as long as such Option has been granted by a Section 162(m) Committee. In addition, an Option may also qualify as “performance-based” if vesting is subject to the attainment of any of the performance goals set forth in Section 6(g).
      (d) Stock Appreciation Rights. The Committee is authorized to grant SARs on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under a SAR shall be determined by the Committee, but in no event shall a SAR be granted at an exercise price of at less than Fair Market Value.

(ii) Method of Exercise. The full or partial exercise of an Award of SARs shall be made by a written notice delivered in person or by mail or telecopy to the Secretary of the Company at the Company’s principal executive office, or through such other notification method that the Committee may adopt including but not limited to electronic methods, specifying the number of SARs with respect to which the Award is being exercised. If requested by the Committee, the Participant shall deliver the Agreement evidencing the SARs being exercised to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Participant.

(iii) Amount Payable. Upon the exercise of SARs, the Participant shall be entitled to receive a number of shares, which number shall be determined by multiplying (A) the Appreciation Value by (B) the number of SARs being exercised, minus the number of shares withheld for payment of taxes pursuant to Section 8(d). Notwithstanding the foregoing, the Committee may limit in any manner the number of shares that may be delivered with respect to any Award of SARs by including such a limit in the Agreement evidencing SARs at the time of grant.

      (e) Restricted Stock. The Committee is authorized to grant Restricted Stock on the following terms and conditions (“Restricted Stock”), including those with respect to which the restrictions lapse upon the achievement of performance goals under Section 6(g) hereof (“Performance-Based Awards”):

(i) Grants and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including those set forth in Section 6(g)), in such installments, or otherwise, as the Committee may determine. A Participant granted Restricted Stock or Performance Shares shall have such stockholder rights as may be set forth in the applicable Agreement, including, for example, the right to vote the Restricted Stock or Performance Shares, and the right to receive dividends thereon.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock and Performance Shares that are at that time subject to restrictions shall be forfeited and shall become available for grant again by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes; provided, however, that no such determinations shall be made with respect to an Award of Performance Shares after the grant thereof if the Committee’s discretion to make such determination shall result in the Award not being qualified as performance-based pursuant to Section 6(g) hereof and Section 162(m) of the Code.

(iii) Certificates for Stock. Restricted Stock and Performance Shares granted under the Plan may be evidenced in such manner as the Committee shall determine, including written or electronic book entry form. If certificates representing Restricted Stock and Performance Shares are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock or Performance Shares.

(iv) Dividends. Any dividends that may be paid on Restricted Stock shall be either paid at the dividend payment date in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or, subject to Section 409A of the Code, the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee. An Award of Performance Shares shall provide that dividends shall only be payable with respect to such Award at such time and under such conditions that payment thereof will not cause the Award or payment of the Dividends to qualify as performance-based compensation pursuant to Section 6(g) hereof and Section 162(m) of the Code.

      (f) Restricted Stock Units.

(i) Grant. The Committee may grant Awards of Restricted Stock Units to Participants, each of which shall be evidenced by an Agreement between the Company and the Participant. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine, subject to the terms and provisions set forth below in this Section 6(f).

(ii) Rights of Grantees. Until all restrictions upon Restricted Stock Units awarded to a Participants, shall have lapsed in the manner set forth in Section 6(f), the Participant shall not be a stockholder of the Company, nor have any of the rights or privileges of a stockholder of the Company, including, without limitation, rights to receive dividends and voting rights with respect to the Restricted Stock Units.

(iii) Restricted Stock Unit Account. The Company or its third party administrator shall establish and maintain a separate account (“Restricted Stock Unit Account”) for each Participant who has received a grant of Restricted Stock Units, and such account shall be credited for the number of Restricted Stock Units granted to such Participant.

(iv) Vesting. Restricted Stock Units awarded hereunder shall vest at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award of Restricted Stock Units shall set forth any such terms and conditions.

(v) Payment or Delivery of Shares and Other Property. As soon as practicable after each vesting date of an Award of Restricted Stock Units, and consistent with Section 409A of the Code, payment shall be made in Stock (based upon the Fair Market Value of the Stock on the day all restrictions lapse). The Committee shall cause a Stock certificate to be delivered to the Participant with respect to such Stock free of all restrictions hereunder. Alternatively, the Stock may be delivered electronically. Any number of shares delivered hereunder shall be net of the number of shares withheld pursuant to Section 8(d).
      (g) Performance-Based Awards. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 6(g), in order to qualify such Award as “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. The performance objectives for an Award subject to this Section 6(g) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 6(g). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 6(g) shall be selected exclusively from among the following:

(1) Annual return on capital;

(2) Net earnings;

(3) Annual earnings per share;

(4) Cash earnings per share;

(5) Annual cash flow provided by operations;

(6) Changes in annual revenues;

(7) Earnings before interest, taxes, depreciation and amortization (“EBITDA”);

(8) Funds from operations;

(9) Funds from operations per share;

(10) Operating income;

(11) Pre or after tax income;

(12) Cash available for distribution;

(13) Cash available for distribution per share;

(14) Return on equity;

(15) Return on assets;

(16) Share price performance;

(17) Improvements in the Company’s attainment of expense levels;

(18) Implementation or completion of critical projects including, but not limited to, new product development;

(19) Level of associate satisfaction;

(20) Improvement in cash-flow or (before or after tax) earnings and/or attainment of strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures; and

(21) Total shareholder return.
      The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Except with respect to Options that vest over time rather than upon the achievement of performance criteria, the Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 6(g), which discretion may be exercised if, in the judgment of the Committee, other subjective factors warrant such a reduction. Under no circumstances may the Committee exercise its discretion to increase the amount of a payout. All determinations by the Committee as to the achievement of performance objectives shall be in writing, and no Award that has been designated as “performance-based” may be paid out unless the Committee has specified in writing that the objectives have been met; provided that no such written determination must be made with respect to Options that have an exercise price equal to the Fair Market Value of the covered shares on the date of grant and vest over time rather than upon achievement of performance criteria. The Committee may not delegate any responsibility with respect to an Award subject to this Section 6(g).
      7.  Certain Provisions Applicable to all Awards
      (a) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award exceed a period of ten years from the date of its grant or, in the case of any Incentive Stock Option granted to a Ten-Percent Stockholder, five years.

      (b) Change in Control.

(i) General. In connection with a Change in Control, the Committee may, in its sole discretion, accelerate the vesting and/or the lapse of restrictions with respect to any or all Awards granted hereunder, and may require that any and all vested Options be cancelled irrespective of whether the exercise price of such Options is greater than the Fair Market Value of shares covered by such Options. In the event of any such cancellation, if the exercise price of such Options is less than the Fair Market Value of the shares covered by such Options (the “Spread”), the Committee must provide either that (a) any such cancelled Options shall be deemed automatically exercised or (b) the affected Participants shall receive property, shares or a combination thereof, an amount equal to the value of the Spread. If an Award is not assumed, substituted for an award of equal value, or otherwise continued after a Change in Control, such Award shall automatically vest or the restrictions with respect to such Award shall lapse prior to the Change in Control at a time designated by the Committee. Notwithstanding any other provision of the Plan or any Agreement, no cancellation pursuant to this provision shall be deemed an action that materially impairs the rights of any Participant under any outstanding Award, and no Participant consent shall be required with respect to the cancellation of any Award under this provision including but not limited to Awards that qualify as Incentive Stock Options. Timing of any payment or delivery of shares of Stock under this provision shall be subject to Section 409A of the Code.

(ii) Termination Following a Change in Control. Notwithstanding anything contained herein to the contrary, and subject to Section 7(b), unless otherwise provided by the Committee in an Agreement, all conditions and restrictions relating to an Award, including limitations on exercisability, risks of forfeiture and conditions and restrictions requiring the continued performance of services or the achievement of performance objectives with respect to the exercisability or settlement of such Award, shall immediately lapse upon a termination of employment or service by the Company without Cause or by a Participant for Good Reason within twelve months after a Change in Control, and any such Award that is an Option shall remain outstanding until the earlier of the last day of the term of such Option, or the end of the last day of the one-year period following such termination.
      (c) Treatment of Award upon Termination of Employment or Other Service.

(i) Cessation of Vesting. Unless otherwise determined by the Committee at the time of grant or thereafter, or as otherwise provided in this Plan, any unvested portion of any outstanding Award held by a Participant at the time of termination of employment or other service will be forfeited upon such termination; in addition, an Agreement may provide that such Award will continue vesting upon termination of employment or other service as long as the Participant continues employment or service with the Company or an Affiliate in another capacity.

(ii) Cessation of Exercisability. Except as provided in the Plan or as otherwise determined by the Committee at the time of grant or thereafter, upon termination of a Participant’s employment or other service with the Company and its Affiliates, such Participant may exercise the vested portion of any outstanding Option until the earlier of the last day of the Option term or the last day of the 30-day period following such termination of employment or other service.

(iii) Retirement. Unless otherwise determined by the Committee at the time of grant or thereafter, if an employee who is a Participant terminates employment due to Retirement, such Participant may exercise the vested portion of any outstanding Option until the earlier of the last day of the term of the Option or the last day of the one-year period following such Retirement.

(iv) Death or Disability. Unless otherwise determined by the Committee at the time of grant or thereafter, upon termination of a Participant’s employment or other service with the Company and its Affiliates due to death or Disability, such Participant may exercise the vested portion of any outstanding Option until the earlier of the last day of the term of the Option or the last day of the one-year period following such termination of employment or other service.

(v) Termination by the Company or an Affiliate for Cause. Unless otherwise determined by the Committee at the time of grant or thereafter, upon termination of a Participant’s employment or other service with the Company and its Affiliates due to Cause, both the vested and unvested portions of any outstanding Award held by such Participant shall immediately be forfeited, and in the case of Options no longer be exercisable.
      (d) Clawback. Notwithstanding anything in the Plan or any Agreement to the contrary, in the event that a Participant or former Participant breaches any nonsolicitation agreement entered into with, or while acting on behalf of, the Company or any Affiliate, the Committee may (a) cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of, or lapse of restrictions with respect to, an Award, require such Participant or former Participant to repay to the Company any gain realized or payment or shares received upon the exercise or payment of, or lapse of restrictions with respect to, such Award (with such gain, payment or shares valued as of the date of exercise, payment or lapse of restrictions). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in shares of Stock or cash or a combination thereof (based upon the Fair Market Value of the shares of Stock on the date of repayment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant or former Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Participant.
      (e) Term Extension and Timing of Payment. Notwithstanding Section 7(b)(ii) or any other provision hereunder, once granted, neither the exercise period nor the term of any Award may be extended, if such extension, would either (i) cause the Award to cease to qualify as performance-based compensation under Section 162(m) or (ii) cause the Award to be subject to excise tax under Section 409A of the Code. In addition, the timing of any payment hereunder shall comply with Section 409A of the Code.
      8.  General Provisions.
      (a) Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.
      (b) Limitations on Transferability. No Award shall be transferable by a Participant other than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth at the time of grant (but not thereafter), in the Agreement evidencing an Award (other than an Incentive Stock Option), that the Option may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Participant. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Until all restrictions upon the shares of Restricted Stock awarded to a Participant shall have lapsed or such other Awards shall have vested, shares subject to such Awards shall not be sold, transferred or otherwise disposed of, shall not be pledged or otherwise hypothecated, and shall not be subject to the claims of creditors. Notwithstanding the foregoing, no Award may be transferable if either the ability to transfer or the transfer itself would cause the Award to be subject to the excise tax under Section 409A of the Code.
      (c) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person the right to be retained in the employ or service of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate any employee’s employment or other person’s service at any time.
      (d) Taxes. At such times as a Participant has taxable income in connection with an Award granted hereunder (a “Taxable Event”), the Participant shall pay to the Company in cash an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”). Notwithstanding the previous sentence, prior to the issuance, or release from escrow, of shares, the Company may, in lieu of a cash payment, require the withholding of a portion of the shares then issuable to the Participant having an aggregate Fair Market Value equal to, but not in excess of, the Withholding Taxes.
      (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, except as specifically permitted under the Plan, no such action may materially impair the rights of any Participant with respect to any outstanding Award without the consent of such Participant. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Agreement relating thereto; provided, however, that, except as specifically permitted under the Plan, no such action may materially impair the rights of a Participant with respect to any outstanding Award without the consent of such Participant. Notwithstanding this Section 8(e) or any other provision of the Plan, (i) no Option granted hereunder may be “repriced” at a lower exercise price, (ii) no modification or amendment of any outstanding Option (including the cancellation of such Option for a new Option at a lower exercise price) is permitted hereunder if such modification or amendment would qualify as a “repricing,” and (iii) except with respect to accelerations and cancellations that are effected pursuant to Section 7(b) of the Plan, (A) no Award that is intended to be “performance-based” may be amended or modified if such amendment or modification would cause such Award to lose its qualification as “performance-based,” and (B) no term of any Incentive Stock Option may be changed or modified without the consent of the Participant if such change or modification would cause the Incentive Stock Option to fail to qualify as such.
      (f) No Rights to Awards; No Stockholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

      (g) Unfunded Status of Awards and Section 409A of the Code. The Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision in this Plan document that is determined to violate the requirements of Section 409A of the Code shall be void and without effect, and any provision that is required to appear in this Plan document under Section 409A of the Code that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of certain payment of Awards provided for under this Plan shall be revised as necessary for compliance with Section 409A of the Code.
      (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
      (i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
      (j) Compliance with Section 162(m) of the Code. It is the intent of the Company that certain employee Options and Performance Shares subject to Section 6(g) shall constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Accordingly, if any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives. Unless otherwise stated in the applicable Agreements, all Options granted hereunder to the Chief Executive Officer of the Company and the next five most highly paid officers of the Company are intended to be “performance-based.”
      (k) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.
      (l) Effective Date; Plan Termination. This Plan shall become effective on the Effective Date, subject to subsequent stockholder approval. The Plan shall terminate on the day preceding the fifth anniversary of the Effective Date and no Award may be granted thereafter; provided, however, that the Board shall have the right to earlier terminate the Plan provided that no such termination shall: (i) impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, or (ii) deprive any Participant of any Stock which he or she may have acquired through or as a result of the Plan.
      (m) Electronic Transmission. Notwithstanding any provision of this Plan to the contrary, at such time as the Company institutes a policy or practice for delivery of notice or Award by e-mail, any written Award or notice referred to herein may be given in accordance with such policy and practice.

EXHIBIT B
ALLIANCE DATA SYSTEMS CORPORATION
EXECUTIVE ANNUAL INCENTIVE PLAN
      1.  Purposes. The purposes of this Plan are to provide an incentive to executive officers and other selected key executives of the Company to contribute to the growth, profitability and increased stockholder value of the Company, to retain such executives and to endeavor to qualify the compensation paid under the Plan for tax deductibility under Section 162(m) of the Code.
      2.  Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” shall mean a Performance Award.

(b) “Board” shall mean the Company’s Board of Directors.

(c) “Change in Control” means one of the following events: (i) the merger, consolidation or other reorganization of the Company in which its outstanding common stock, $0.01 par value, is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash, or other property, (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company), (iii) the adoption by the stockholders of the Company of a plan of liquidation and dissolution, (iv) the acquisition by any person or entity, including without limitation a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (whether or not such act is then applicable to the Company), of beneficial ownership, as contemplated by such section, of more than twenty percent (20%) (based on voting power) of the Company’s outstanding capital stock and such person, entity or group either has, or either publicly or by written notice to the Company states an intention to seek, a representative member on the Board, (v) the acquisition of beneficial ownership of more than thirty percent (30%) (based on voting power) of the Company’s outstanding capital stock, or (vi) as a result of or in connection with a contested election of directors, the persons who were the directors of the Company before such election cease to constitute a majority of the Board.

(d) “Change in Control Agreement” shall mean any agreement (if any) that governs the Participant’s termination of employment with the Company in connection with a Change in Control.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.

(f) “Committee” shall mean a committee composed of at least two members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code.

(g) “Company” shall mean Alliance Data Systems Corporation and its subsidiaries.

(h) “Covered Employee” shall mean “covered employee” as defined in Section 162(m) of the Code.

(i) “Disability” shall mean: (i) in the case of a Participant whose employment or service is subject to the terms of an employment or other agreement, which agreement includes a definition of “Disability,” the definition therein contained; or (ii) the term “Disability” as used in any applicable long-term disability plan, if any; or (iii) if there is no such agreement or plan, it shall mean a physical or mental infirmity which impairs the Participant’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

(j) “Effective Date” shall mean January 1, 2005.

(k) “Eligible Employee” shall mean each Covered Employee, each executive officer of the Company that reports directly to the Company’s Chief Executive Officer, and any other key employees as selected by the Committee.

(l) “Fair Market Value” means with respect to any date that the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the average of the high and low price per share of the Stock on that date as reported in the WALL STREET JOURNAL (or other reporting service approved by the Committee); provided, however, that with respect to any day on which the markets are closed, “Fair Market Value” for that day shall mean the average of the high and low price per share of the Stock as reported in the WALL STREET JOURNAL (or other reporting service approved by the Committee) on the next trading day, and further provided that with respect to Stock that is not listed on a national securities exchange or quoted in an interdealer quotation system and with respect to other property, or in the event of a Change in Control, the Fair Market Value of such Stock or other property shall be determined in good faith by such methods or procedures as shall be established from time to time by the Committee.

(m) “GAAP” shall mean U.S. Generally Accepted Accounting Principles.

(n) “Participant” shall mean an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

(o) “Performance Award” shall mean the right of a Participant to receive cash or other property following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals during such Performance Period, as specified in Section 4. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in GAAP during a Performance Period.

(p) “Performance Goals” shall mean or may be expressed in terms of any of the following business criteria: annual return on capital; net earnings; annual earnings per share; cash earnings per share; annual cash flow provided by operations; changes in annual revenues; earnings before interest, taxes, depreciation and amortization (“EBITDA”); funds from operations; funds from operations per share; operating income; pre or after tax income; cash available for distribution; cash available for distribution per share; return on equity; return on assets; share price performance; improvements in the Company’s attainment of expense levels; implementation or completion of critical projects including, but not limited to, new product development; level of associate satisfaction; improvement in cash-flow or (before or after tax) earnings and/or attainment of strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures; and total shareholder return. The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Performance Goals may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures.

(q) “Performance Objective” shall mean the level or levels of performance required to be attained with respect to specified Performance Goals so that a Participant shall become entitled to specified rights in connection with a Performance Award.

(r) “Performance Period” shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

(s) “Plan” shall mean this Alliance Data Systems Corporation Executive Annual Incentive Plan, as amended from time to time.

(t) “Qualifying Termination” shall have the same meaning as in the Participant’s Change in Control Agreement (if any).
      3.  Administration.
      (a) Authority. The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, in its sole discretion: to select Participants; to grant Awards under the Plan; to determine the type, terms and conditions of, and all other matters relating to, Awards; provide notice to Participants of their participation in the Plan for the Performance Period and their respective Performance Objectives; to establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and to make such determinations and interpretations and to take such steps in connection with the Plan or the Awards granted thereunder as it deems necessary or advisable. All such actions by the Committee under the Plan or with respect to the Awards granted thereunder shall be final and binding on all persons.
      (b) Manner of Exercise of Committee Authority. The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to executive officers of the Company; (ii) to make Awards which are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) to certify the satisfaction of Performance Objectives pursuant to Section 4(e) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.
      (c) Limitation of Liability. The Committee may appoint agents to assist it in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company’s independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
      4.  Performance Awards.
      (a) Form of Award. The Committee is authorized to grant Performance Awards pursuant to this Section 4. A Performance Award shall represent the conditional right of the Participant to receive cash or other property upon achievement of one or more pre-established Performance Objectives during a Performance Period, subject to the terms of this Section 4 and the other applicable terms of the Plan. Performance Awards shall be subject to such conditions, including deferral of settlement, provided, however, that no deferrals shall be permitted hereunder that would cause any portion of any Award to be subject to the excise tax that may be imposed under Section 409A, risks of forfeiture, restrictions on transferability and other terms and conditions as shall be specified by the Committee.
      (b) Performance Objectives. The Committee shall establish the Performance Objective for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by

Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.
      (c) Additional Provisions Applicable to Performance Awards. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance with respect to one or more Performance Goals and the amount of the Performance Award payable for that Performance Period. The Performance Objective may be established in absolute terms, as an objective relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants.
      (d) Duration of the Performance Period. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Objectives applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.
      (e) Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objective and other material terms for paying amounts in respect of each Performance Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 4(e).
      (f) Adjustment. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Award of any Participant for any reason, including, without limitations changes in the position or duties of any Participant with the Company during or after a Performance Period, whether due to any termination of employment (including death, Disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Objectives, the Performance Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spinoff or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this clause (iv) shall be subject to the timing requirements of the last sentence of Section 2(o) of the Plan); provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Objectives, the Performance Awards or both to take into account a change in accounting or other relevant rules or regulations.
      (g) Timing of Payment. Except as provided below, any cash amounts payable in respect of Performance Awards for a Performance Period will generally be paid as soon as practicable following the determination in respect thereof made pursuant to Section 4(e), and any non-cash amounts or any other rights that the Participant is entitled to with respect to a Performance Award for a Performance Period will be paid or vest in accordance with the terms of the Performance Award. Notwithstanding the foregoing, any Award payable under this Plan shall be paid no later than the date that is 2 1/2 months after the end of the taxable year in which it was earned, provided that it is not subject to deferral under Section 4(h).
      (h) Deferral of Payments. Subject to such terms, conditions and administrative guidelines as the Committee shall specify from time to time, a Participant may have the right to elect to defer receipt of part or all of any payment due with respect to a Performance Award. Such deferrals shall be made in accordance with Section 409A of the Code and the guidance issued thereunder.
      (i) Maximum Amount Payable Per Participant Under This Section 4. A Participant shall not be granted Performance Awards for all of the Performance Periods commencing in a calendar year that permit the Participant in the aggregate to earn a cash payment or payment in other property, in excess of $5,000,000.
      5.  General Provisions.
      (a) Change In Control — Qualifying Termination. In the event that the Participant is party to a Change in Control Agreement, and incurs a Qualifying Termination, any Award hereunder shall be deemed to be “incentive compensation” for purposes of calculating the “severance amount” under the Change in Control Agreement (as both such terms are defined therein).
      (b) Termination of Employment. Unless otherwise determined by the Committee solely in the in the case of termination due to death or Disability, in the event a Participant terminates employment for any reason during a Performance Period or prior to the Award payment, he or she (or his or her beneficiary, in the case of death) shall not be entitled to receive any Award for such Performance Period.
      (c) Death of the Participant. In the event of the death of a Participant, any payments hereunder due to such Participant shall be paid to his or her beneficiary as designated in writing to the Committee or, failing such designation, to his or her estate. No beneficiary designation shall be effective unless it is in writing and received by the Committee prior to the date of death of the Participant.
      (d) Taxes. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
      (e) Limitations on Rights Conferred under Plan and Beneficiaries. Neither status as a Participant nor receipt or completion of a deferral election form shall be construed as a commitment that any Award will become payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.
      (f) Changes to the Plan and Awards. Notwithstanding anything herein to the contrary, other than as set forth in Section 5(j), the Board, or a committee designated by the Board, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Award theretofore granted to any Participant which has not been settled (either by payment or deferral). No Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without stockholder approval.
      (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. To the extent applicable, this Plan is intended to comply with Section 409A of the Code and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision in this Plan document that is determined to violate the requirements of Section 409A of the Code shall be void and without effect. In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and such Plan shall be administered in all respects as if such provisions were expressly set forth.
      (h) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board (or a committee designated by the Board) nor submission of the Plan or provisions thereof to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.
      (i) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.
      (j) Exemption Under Section 162(m) of the Code. The Plan, and all Awards issued hereunder to Covered Employees, are intended to be exempt from the application of Section 162(m) of the Code (“Section 162(m)”). The Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid to Covered Employees pursuant to the Plan.
      (k) Effective Date. The Plan is effective on the Effective Date, subject to approval by the Company’s stockholders at the 2005 annual meeting, and shall remain in effect until it has been terminated pursuant to Section 5(e). If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect. Unless the Company determines to submit Section 4 of the Plan and the definition of “Performance Goal” to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Awards shall be made under the Plan after the date of such annual meeting.

EXHIBIT C
ALLIANCE DATA SYSTEMS CORPORATION
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
      The following constitute the provisions of the Alliance Data Systems Corporation Amended and Restated Employee Stock Purchase Plan.
PREAMBLE
      In February 2001, the Company adopted the Alliance Data Systems Corporation and Its Subsidiaries Employee Stock Purchase Plan (the “Initial Plan”). Pursuant to the terms thereof, the Company reserved 1,500,000 shares of the Company’s Common Stock for issuance under the Initial Plan (the “Initial Reserve”). The Company has issued shares of Common Stock from the Initial Reserve under the Initial Plan.
      Effective August 1, 2001, the Company amended the Initial Plan in order to implement a new series of Offering Periods of three (3) months’ duration, with new Offering Periods commencing on or about January 1, April 1, July 1, and October 1 of each year (or at such other time or times as may be determined by the Board or the Committee) and to provide that the Board or the Committee shall have the power to change the duration and/or frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.
      On March 31, 2005, the Committee approved the adoption of the Alliance Data Systems Corporation Amended and Restated Employee Stock Purchase Plan, to be effective on July 1, 2005, (the “Effective Date”) subject only to stockholder approval. After the Effective Date, the Company shall continue to issue shares of Common Stock under the Plan from the Initial Reserve and no additional shares of Common Stock shall be added to the Initial Reserve as of the date thereof.
      1.     Purpose. The purpose of the Plan is to provide Employees with an opportunity to purchase Common Stock. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirement of that section of the Code.
      2.     Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the common stock of the Company.

(d) “Company” means Alliance Data Systems Corporation, a Delaware corporation.

(e) “Compensation” means an Employee’s compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation means the regular wages (i.e. base pay), overtime, and commissions, paid to an Employee, but excludes bonuses and other incentive compensation, disability pay, workers compensation, severance pay, service related cash awards, any amounts which constitute tax gross ups of taxable amounts, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary. Notwithstanding the foregoing, the Board may amend the definition of Compensation for any Offering Period prior to the commencement of such Offering Period.

(f) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(g) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

(h) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Employee” means any person, including an Officer, who is an Employee of the Company and its Designated Subsidiaries for tax purposes.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Offering Date” means the first business day of each Offering Period of the Plan.

(l) “Offering Period” means, unless amended pursuant to Sections 4 and 21 hereof, a period of three (3) months commencing on the first trading day of each calendar quarter and ending on the last trading day of each calendar quarter. The Board shall conduct each Offering Period in compliance with Section 423 of the Code. The terms and conditions of each Offering Period need not be identical but each shall include through incorporation the provisions of this Plan.

(m) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and rules and regulations promulgated thereunder.

(n) “Plan” means the Alliance Data Systems Corporation Amended and Restated Employee Stock Purchase Plan.

(o) “Purchase Date” means the last trading day of each Offering Period of the Plan.

(p) “Purchase Price” means the price at which Shares may be purchased hereunder and shall be an amount equal to eight-five percent (85%) of the Fair Market Value of the Shares on the applicable Purchase Date.

(q) “Share” means a share of Common Stock, as adjusted in accordance with Section 20 of the Plan.

(r) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
      3.     Eligibility.

(a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted ) for each calendar year in which such option is outstanding at any time.
      4.     Offering Periods. The Plan shall be implemented by a series of Offering Periods. The Plan shall continue until terminated in accordance with Section 21 hereof. The Board of Directors of the

Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.
      5.     Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement and any other required documents (“Enrollment Documents”) provided by the Company and submitting them to the Company’s Human Resources Department or a stock brokerage or other firm designated by the Company (“Designated Broker”) by 4:00 p.m. Eastern Time on the 20th of the month prior to the applicable Offering Date, unless a different time for submission of the Enrollment Documents is set by the Board. The Enrollment Documents and their submission may be electronic, as directed by the Company. The Enrollment Documents shall set forth the percentage or dollar amount of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence on the first payroll paid after the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, unless sooner terminated by the participant pursuant to Section 6(b).
      6.     Method of Payment Contributions.

(a) A participant shall elect to have payroll deductions made on each payday during the Offering Period in:

i. an amount not less than one percent (1%) and not more than one hundred percent (100%) of Compensation in whole percentages, or

ii. a specified dollar amount in five-dollar increments of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account;

iii. provided that with respect to an election made pursuant to either clause (i) or clause (ii) such election must be administratively feasible.

(b) At any time during an Offering Period, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering Period by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering Period, except as set forth in the Enrollment Documents. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the participant) during the Offering Period, without interest (unless otherwise specified in the Enrollment Documents), and such participant’s participation in that Offering Period shall be automatically terminated. Withdrawal during an Offering Period shall have no effect upon such Employee’s eligibility to participate in any other Offering Periods, but such Employee shall be required to deliver new Enrollment Documents in order to participate in subsequent Offering Periods no later than 4:00 p.m. Eastern Time on the 20th of the month prior to the applicable Offering Date, unless a different time for submission of the Enrollment Documents is set by the Board.

(c) A participant may elect to increase or decrease the rate or amount of his or her Contributions with respect to the next Offering Period by completing and filing with the Company new Enrollment Documents authorizing a change in the payroll rate. An increase or decrease (other than a discontinuance of Contributions) in the rate or amount of a participant’s Contribution shall be effective at the beginning of the next Offering Period. The new Enrollment

Documents for increasing or decreasing Contributions (other than a discontinuance) must be completed and received by 4:00 p.m. Eastern Time on the 20th of the month prior to the applicable Offering Date, unless a different time for submission of the Enrollment Documents is set by the Board. If the election is not timely filed, the election will become effective as of the beginning of the next Offering Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, an Employee’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%.

(e) The Board will establish procedures for all elections hereunder.

      7.     Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the applicable Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; subject to any adjustment pursuant to Section 20 below, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

(b) With respect to any date that the Common Stock is listed on a national securities exchange or quoted in an interdealer quotation system, “Fair Market Value” shall mean the average of the high and low price per share of the Stock on that date as reported in the Wall Street Journal (or other reporting service approved by the Committee); provided, however, that with respect to any day on which the markets are closed, “Fair Market Value” for that day shall mean the average of the high and low price per share of the Stock as reported in the Wall Street Journal (or other reporting service approved by the Board or Committee) on the next trading day, and further provided that with respect to Common Stock that is not listed on a national securities exchange or quoted in an interdealer quotation system and the Fair Market Value of such Common Stock shall be determined in good faith by such methods or procedures as shall be established from time to time by the Committee.
      8.     Exercise of Option. Unless a participant discontinues Contributions or changes elections as provided in Sections 6(b) and 6(c) respectively, his or her option for the purchase of Shares will be exercised automatically on the Purchase Date of each Offering Period and the maximum number of Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. Fractional Shares shall be issued, as necessary. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.
      9.     Delivery. As promptly as practicable after a Purchase Date the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the Designated Broker. Any payroll deductions accumulated in a participant’s account that are not applied toward the purchase of Shares on a Purchase Date due to limitations imposed by the Plan shall be returned to the participant as soon as administratively feasible.
      10.     Withdrawal of Shares. At anytime following one hundred and eighty days from the Purchase Date of Shares, a participant may withdraw all or any number of whole Shares credited to his or her account on that Purchase Date by directing the Designated Broker to cause his or her Shares to be (i) issued as certificates in the participant’s name; (ii) sold with the net proceeds (less applicable commissions and other charges) distributed in cash to the participant; or (iii) transferred to another brokerage account of the participant. No such one hundred and eighty day period shall apply after a participant terminates employment.
      11.     Termination of Employment. Upon termination of a participant’s status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be refunded to the Employee or his beneficiary or estate as the case may be, through normal payroll processing as soon as administratively practicable following such termination.
      12.     Interest. No interest shall accrue on the Contributions of a participant in the Plan.
      13.     Stock.

(a) Subject to adjustment as provided in Section 20, the maximum number of Shares that shall be made available for sale under the Plan shall be the Initial Reserve. If the Board determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (1) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (2) the number of Shares available for sale under the Plan on such Purchase Date, the Board or Committee shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable, and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and may continue the Plan as then in effect, or terminate the Plan pursuant to Section 21 below. The Board or Committee may make a pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(b) A participant shall have no interest or voting rights in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
      14.     Administration. The Board, or a committee named by the Board (the “Committee”), shall supervise and administer the Plan and shall have full power to delegate the authority to administer the Plan to an executive officer of the Company or a third party administrator (the “Third Party Administrator”). The Board or Committee may adopt, amend and rescind any rules deemed desirable and appropriate for the Plan and not inconsistent with the Plan to interpret the Plan. The Board, the Committee, the designated executive officer or Third Party Administrator, as either may be so instructed by the Board or Committee, may make all other determinations necessary or advisable for the administration of the Plan. All determinations, interpretations and constructions made by the Board or the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. Notwithstanding the foregoing, should the Board determine to delegate the administration of the Plan to a Committee, such Committee shall be composed of one (1) or more members of the Board. If the administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board some or all of the powers previously delegated. If the administration is delegated to a Committee, references to the Board in this Plan shall thereafter be deemed to be the Board or the Committee as appropriate. Notwithstanding the foregoing, the designated executive officer and the Third Party Administrator shall only have those powers and duties with respect to the administration of the Plan as so explicitly granted by either the Board or Committee and to the extent that such powers and duties are not inconsistent with the terms of the Plan.

      15.     Designation of Beneficiary.

(a) The Company may, in its sole discretion, permit a participant to designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, if so permitted by the Board or Committee, a participant may designate a beneficiary who is to receive any Shares from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. If so permitted by the Board or Committee, beneficiary designations under this Section 15(a) shall be made as directed by the Human Resources Department of the Company, which may require electronic submission of the required documentation with the Designated Broker.

(b) Such designation of beneficiary may be changed by the participant and his or her spouse (if any) at any time by submission of the required notice which required notice may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
      16.     Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 6(b).
      17.     Rights as a Stockholder. A participant shall not be deemed holder of, or have any of the rights of a holder with respect to Shares subject to options under this Plan unless and until the participant’s Shares acquired upon exercise of such options are recorded in the books of the Company (or its transfer agent).
      18.     Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.
      19.     Reports. Individual accounts will be maintained for each participant in the Plan. Statements of accounts will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
      20.     Adjustments Upon Changes in Capitalization Corporate Transactions.

(a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised, the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), the maximum number of Shares of Common Stock that may be purchased by a participant in an Offering Period, the number of Shares set forth in Section 13(a), and the price per Share of each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b) Corporate Transaction. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 6(b). For purposes of this Section 20, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 20); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent corporation (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

      The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the Purchase Price of each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights, offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.
      21.     Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 20, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the Effective Date in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 20 and in this Section 21, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its Committee) determines in its sole discretion advisable that are consistent with the Plan.

      22.     Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
      23.     Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
      24.     Term of Plan. The term of the Plan shall be ten (10) years from the Effective Date unless sooner terminated under Section 21.
      25.     Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
      26.     Miscellaneous.

(a) The Plan and Enrollment Documents do not constitute an employment contract. Nothing in this Plan or Enrollment Documents shall in any way alter the at-will nature of a participant’s employment or be deemed to create in any way whatsoever any obligation on part of any participant to continue in the employ of the Company or Designated Subsidiaries, or on part of the Company or Designated Subsidiary to continue the employment of the participant.

(b) The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any option granted hereunder shall be determined in accordance with of the State of Delaware, without giving effect to principles of conflicts of laws.

      27.     Section 409A of the Code. This Plan is not intended to be a deferred compensation plan as defined under Section 409A of the Code and any guidance issued thereunder (the “Section 409A Standards”). Notwithstanding the foregoing, to the extent that this Plan and or options granted under this Plan at any time become subject to Section 409A Standards, the Board or Committee shall have the authority to amend the Plan in order to comply with Section 409A Standards, and the Plan and all options exercised pursuant to the Plan shall be effected, interpreted, and applied in a manner consistent with the 409A Standards. To the extent that options exercised under the Plan become subject to 409A Standards and such options granted under the Plan subject any participant to gross income inclusion, interest, or additional tax pursuant to, or would be prohibited by, Code Section 409A, those terms are to that extent superseded by the applicable Section 409A Standards.

DETACH HERE

ALLIANCE DATA SYSTEMS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 7, 2005
Alliance Data Systems Corporation

proxy

This Proxy is solicited by the Board of Directors of Alliance Data Systems Corporation
for use at the Annual Meeting on June 7, 2005

      By signing this proxy, you revoke all prior proxies and appoint Edward J. Heffernan and Michael D. Kubic, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of Alliance Data Systems Corporation you held in your account on April 14, 2005 at the Annual Meeting of Stockholders of Alliance Data Systems Corporation, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. If no direction is given, this proxy will be voted for the election of the directors indicated and for the approval of Proposals Two, Three and Four. In their discretion, Mr. Heffernan and Mr. Kubic are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

See reverse for voting instructions.

ALLIANCE DATA SYSTEMS CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/ads

OR

Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZADS51

☒	Please mark votes as in this example.	└	#ADS

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

								FOR	AGAINST	ABSTAIN
1.	Election of Directors:					2.	Approval of 2005 Long Term Incentive Plan.	☐	☐	☐

	Nominees:	(01) Bruce K. Anderson (02) Roger H. Ballou (03) E. Linn Draper, Jr.				3.	Approval of Executive Annual Incentive Plan.	☐	☐	☐

		FOR ALL	☐	☐	WITHHOLD ALL	4.	Approval of Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐

FOR ALL EXCEPT	☐ (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided above.)					IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT PRESENTLY IS NOT AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.

						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

						Please sign exactly as your names(s) appear(s) on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should indicate title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature:	Date:	Signature:	Date:

ALLIANCE DATA SYSTEMS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 7, 2005

On the reverse side of this proxy card are instructions for voting on the matters that will be considered at the Annual Meeting of Stockholders to be held on June 7, 2005. Additional information about Alliance Data Systems Corporation and the matters to be voted on are included in our Proxy Statement and 2004 Annual Report.

ALLIANCE DATA SYSTEMS CORPORATION	proxy

PROXY VOTING CARD IN CONNECTION WITH THE ADS STOCK FUND IN THE ALLIANCE
DATA SYSTEMS CORPORATION 401(k) AND RETIREMENT SAVINGS PLAN

This proxy is solicited on behalf of the Board of Directors of Alliance Data Systems Corporation.

Shown on the reverse side of this proxy card are the number of shares of Common Stock of Alliance Data Systems Corporation, if any, beneficially held by you in the ADS Stock Fund portion of your 401(k) and Retirement Savings Plan as of April 14, 2005. The number of shares held in the ADS Stock Fund were provided by The 401(k) Company.

By completing and mailing this card in time for delivery before June 3, 2005, you will have voted all of your shares held in the ADS Stock Fund. If you own shares of Common Stock of Alliance Data Systems Corporation outside of this plan, you will receive separate proxy materials that you should complete and return in the envelope provided with those materials.

Voting Authorization for ADS Stock Fund – I hereby appoint The 401(k) Company, as proxy, with the power to appoint its substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of Alliance Data Systems Corporation beneficially held by me in the ADS Stock Fund on April 14, 2005, at the Annual Meeting of Stockholders of Alliance Data Systems Corporation to be held on June 7, 2005, and at any adjournment or postponement thereof, in the manner specified on the reverse side of this proxy card. With respect to the ADS Stock Fund shares, this proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given, this proxy will not be voted.

(continued, and to be signed and dated, on the reverse side)

DETACH HERE

ALLIANCE DATA SYSTEMS CORPORATION	proxy

This proxy is solicited by the Board of Directors of Alliance Data Systems Corporation
for use at the Annual Meeting on June 7, 2005

      By signing this proxy, you revoke all prior proxies and appoint The 401(k) Company, having the full power to appoint its substitute, to represent and to vote all the shares of Common Stock of Alliance Data Systems Corporation you held in your ADS Stock Fund account on April 14, 2005 at the Annual Meeting of Stockholders of Alliance Data Systems Corporation, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. The 401(k) Company will only vote shares as directed and will not vote those for which no direction is received. All voting instructions must be received by the close of business on June 3, 2005 in order to be included in the tabulation.

See reverse for voting instructions.

ALLIANCE DATA SYSTEMS CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/ads

OR

Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZADK71

☒	Please mark votes as in this example.	└	#ADS

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

								FOR	AGAINST	ABSTAIN
1.	Election of Directors:					2.	Approval of 2005 Long Term Incentive Plan.	☐	☐	☐

	Nominees:	(01) Bruce K. Anderson (02) Roger H. Ballou (03) E. Linn Draper, Jr.				3.	Approval of Executive Annual Incentive Plan.	☐	☐	☐

		FOR ALL	☐	☐	WITHHOLD ALL	4.	Approval of Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐

FOR ALL EXCEPT	☐ (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided above.)					IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT PRESENTLY IS NOT AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.

						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

						Please sign exactly as your names(s) appear(s) on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should indicate title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature:	Date:	Signature:	Date: